UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934

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Vivos Therapeutics, Inc.

(Name of Registrant as Specified in its Charter)

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Vivos Therapeutics, Inc.

9173 South Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

July 2, 2021

Dear Fellow Stockholders:

On behalf of the Board of Directors, I cordially invite you to attend the 2021 annual meeting of stockholders (the “Annual Meeting”) of Vivos Therapeutics, Inc., which will be held on Wednesday, July 28, 2021, beginning at 2:00 p.m. Mountain Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast.

To all stockholders of record at the close of business on June 28, 2021 attached to this letter are a Notice of Annual Meeting of Stockholders and Proxy Statement, which describe the business to be conducted at the Annual Meeting.

Your vote is important to us. Please act as soon as possible to vote your shares. It is important that your shares be represented at the Annual Meeting, whether or not you plan to attend the Annual Meeting via the Internet. Please vote electronically over the Internet, via mail by returning your signed proxy card in the envelope provided, via email by scanning your signed proxy card and sending back or via fax.

On behalf of the Board of Directors and management, it is my pleasure to express our appreciation for your continued support.

Sincerely,

/s/ R. Kirk Huntsman
Chairman of the Board and Chief Executive Officer

Vivos Therapeutics, Inc.

9173 South Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON JULY 28, 2021

NOTICE IS HEREBY GIVEN that the Annual Meeting of Stockholders (the “Annual Meeting”) of Vivos Therapeutics, Inc., a Delaware corporation (“we”, “us”, “our” or similar terminology), will be held on Wednesday, July 28, 2021, at 2:00 p.m. Mountain Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.vivoslife.com/investor-relations/.

The Annual Meeting is being held:

1.

To elect each of R. Kirk Huntsman, Dr. G. Dave Singh, Dr. Ralph Green, Anja Krammer, Mark Lindsay, Leonard Sokolow and Dr. Matthew Thompson (the “Director Nominees”) to serve as directors on our Board of Directors for a one-year term that expires at the 2022 Annual Meeting of Stockholders, or until their earlier death, resignation or removal and their successors are elected and qualified;

2.

To approve an amendment to our Amended and Restated 2019 Stock Option and Stock Issuance Plan (the “2019 Plan”) to increase the number of shares of our common stock authorized to be issued pursuant to the 2019 Plan from an aggregate of 1,166,667 shares to an aggregate of 2,366,667 shares;

3.	To ratify, in a non-binding vote, the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2021; and
4.	To transact such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

These items of business for the Annual Meeting are described in the Proxy Statement that follows this notice. Holders of record of our common stock as of the close of business on June 28, 2021 are entitled to notice of and to vote at the Annual Meeting, or any continuation, postponement or adjournment thereof. This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about July 2, 2021.

Your vote is important. Voting your shares will ensure the presence of a quorum at the Annual Meeting and will save us the expense of further solicitation. Please promptly vote your shares by following the instructions for voting described in the Proxy Statement by completing, signing, dating and returning your proxy card or by Internet, mail, email or fax as described on your proxy card.

By Order of the Board of Directors,

/s/ Bradford Amman
Chief Financial Officer, Treasurer and Secretary

Highlands Ranch, CO
July 2, 2021

TABLE OF CONTENTS

Page
GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING	1
Questions and Answers	1
PROPOSAL NO. 1 — ELECTION OF DIRECTORS	7
Board Size and Structure	7
Current Directors and Terms	7
Nominees for Director	7
Information About Board Nominees	7
Board Recommendation	8
PROPOSAL NO. 2 — APPROVAL ON AMENDMENT TO THE CORPORATION’S AMENDED AND RESTATED 2019 Stock Option and Stock Issuance Plan TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER	9
Background	9
Certain 2019 Plan Information	9
Board Recommendation	9
PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	10
Appointment of Independent Registered Public Accounting Firm	10
Audit, Audit-Related , Tax and All Other Fees	10
Pre-Approval Policies and Procedures	10
Board Recommendation	11
Audit Committee Report	11
DIRECTORS AND EXECUTIVE OFFICERS	12
Executive Officers	12
Directors	13
Directors and Executive Officers Qualifications	14
Director Qualifications	15
Director Independence	15
Board Leadership Structure and Board’s Role in Risk Oversight	15
Committees of the Board of Directors	16
Board and Board Committee Meetings and Attendance	17
Executive Sessions	17
Director Attendance at Annual Meeting of Stockholders	18
Compensation Committee Interlocks and Insider Participation	18
Code of Business Conduct and Ethics	18
Communications with the Board	18
EXECUTIVE COMPENSATION	19
Summary Compensation Table	19
Employment Agreements	20
Outstanding Equity Awards at Fiscal Year-End	22
Compensation Committee Report	22
DIRECTOR COMPENSATION	23
Director Compensation Table	23
Equity Compensation Plan Information	24
2017 Stock Option and Stock Issuance Plan	24
Amended and Restated 2019 Stock Option and Stock Issuance Plan	26
STOCK OWNERSHIP	28
Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters	28
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	29
Policies and Procedures for Related Party Transactions	30
Piggyback Registration Rights	31
Anti-Takeover Effects of Certain Provisions of Our Bylaws	31
Choice of Forum	32
Indemnification of Directors and Officers	32
Transfer Agent	32
STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS	33
HOUSEHOLDING	33
2020 ANNUAL REPORT	33

Vivos Therapeutics, Inc.

9173 South Ridgeline Boulevard, Suite 135

Highlands Ranch, Colorado 80129

PROXY STATEMENT

FOR THE ANNUAL MEETING OF STOCKHOLDERS

TO BE HELD ON JULY 28, 2021

This proxy statement (the “Proxy Statement”) and our annual report for the fiscal year ended December 31, 2020 (the “Annual Report” and, together with the Proxy Statement, the “proxy materials”) are being furnished by and on behalf of the board of directors (the “Board” or the “Board of Directors”) of Vivos Therapeutics, Inc. (the “Corporation,” “Vivos,” “we,” “us,” or “our”), in connection with our 2021 annual meeting of stockholders (the “Annual Meeting”). This Notice of Annual Meeting and Proxy Statement are first being distributed or made available, as the case may be, on or about July 2, 2021.

GENERAL INFORMATION ABOUT THE ANNUAL MEETING AND VOTING

QUESTIONS AND ANSWERS

When and where will the Annual Meeting be held?

The Annual Meeting will be held on Wednesday, July 28, 2021 at 2:00 p.m. Mountain Time. The Annual Meeting will be a completely virtual meeting, which will be conducted via live webcast. You will be able to attend the Annual Meeting online and submit your questions during the meeting by visiting www.vivoslife.com/investor-relations/ and entering the meeting ID and passcode included in your Proxy Materials, on your proxy card or on the instructions that accompanied your proxy materials. If you lose the meeting ID and passcode, you may contact our transfer agent VStock Transfer, LLC at (212) 828-8436.

What are the purposes of the Annual Meeting?

The purpose of the Annual Meeting is to vote on the following items described in this Proxy Statement:

●	Proposal No. 1: Election of the director nominees listed in this Proxy Statement.

●	Proposal No. 2: To approve an amendment to the Corporation’s Amended and Restated 2019 Stock Option and Stock Issuance Plan (the “2019 Plan”) to increase the number of shares of the Corporation’s common stock authorized to be issued pursuant to the 2019 Plan.

●	Proposal No. 3: Ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2021.

●	In addition, in their discretion, the proxies if designated as such are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

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Are there any matters to be voted on at the Annual Meeting that are not included in this Proxy Statement?

At the date this Proxy Statement went to press, we did not know of any matters to be properly presented at the Annual Meeting other than those referred to in this Proxy Statement. If other matters are properly presented at the Annual Meeting or any adjournment or postponement thereof for consideration, and you are a stockholder of record and have submitted a proxy card, the persons named in your proxy card will have the discretion to vote on those matters for you.

What does it mean if I receive more than one set of proxy materials?

It means that your shares are held in more than one account at the transfer agent and/or with banks or brokers. Please vote all of your shares. To ensure that all of your shares are voted, for each set of proxy materials, please submit your proxy via the Internet, or by signing, dating and returning the enclosed proxy card in the enclosed envelope or via email or fax.

Who is entitled to vote at the Annual Meeting?

Holders of record of shares of our common stock as of the close of business on the Record Date will be entitled to notice of and to vote at the Annual Meeting and any continuation, postponement or adjournment thereof. At the close of business on the Record Date, there were 22,812,119 shares of our common stock issued and outstanding and entitled to vote. Each share of our common stock is entitled to one vote on any matter presented to stockholders at the Annual Meeting. You will need to obtain your own Internet access if you choose to attend the Annual Meeting online and/or vote over the Internet.

To attend and participate in the Annual Meeting, you will need the meeting ID and passcode included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain the meeting ID and passcode or otherwise vote through the bank or broker. If you lose the meeting ID and passcode, you may contact our transfer agent VStock Transfer, LLC at (212) 828-8436. The meeting webcast will begin promptly at 2:00 p.m. Mountain Time. We encourage you to access the meeting prior to the start time. Online check-in will begin at 1:45 p.m. Mountain Time, and you should allow ample time for the check-in procedures or connectivity issues.

What is the difference between being a “record holder” and holding shares in “street name”?

A record holder (also called a “registered holder”) holds shares in his or her name. Shares held in “street name” means that shares are held in the name of a bank, broker or other nominee on the holder’s behalf.

What do I do if my shares are held in “street name”?

If your shares are held in a brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of shares held in “street name.” The proxy materials have been forwarded to you by your broker, bank or other nominee who is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record on how to vote your shares by following their instructions for voting. Please refer to information from your bank, broker or other nominee on how to submit your voting instructions.

How many shares must be present to hold the Annual Meeting?

A quorum must be present at the Annual Meeting for any business to be conducted. The holders of a majority in voting power of our capital stock issued and outstanding and entitled to vote, present online, or by remote communication, or represented by proxy constitutes a quorum. If you sign and return your paper proxy card via mail, email or fax, or authorize a proxy to vote electronically, your shares will be counted to determine whether we have a quorum even if you abstain or fail to vote as indicated in the proxy materials.

Broker non-votes will also be considered present for the purpose of determining whether there is a quorum for the Annual Meeting.

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What are “broker non-votes”?

A “broker non-vote” occurs when shares held by a broker in “street name” for a beneficial owner are not voted with respect to a proposal because (1) the broker has not received voting instructions from the stockholder who beneficially owns the shares and (2) the broker lacks the authority to vote the shares at their discretion.

If you do not provide voting instructions to your broker and the broker has indicated that it does not have discretionary authority to vote on a particular proposal, your shares will be considered “broker non-votes” with regard to that matter. Broker non-votes will be considered as represented for purposes of determining a quorum but generally will not be considered as entitled to vote with respect to a particular proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.

Under the rules of various national and regional securities exchanges interpretations that govern broker non-votes, Proposal Nos. 1 and 2 are considered non-routine matters, and a broker will lack the authority to vote uninstructed shares at their discretion on such proposal. Proposal No. 3 is considered a routine matter, and a broker will be permitted to exercise its discretion to vote uninstructed shares on this proposal.

What if a quorum is not present at the Annual Meeting?

If a quorum is not present or represented at the scheduled time of the Annual Meeting, (i) the chairperson of the Annual Meeting or (ii) a majority in voting power of the stockholders entitled to at the Annual Meeting, present electronically or represented by proxy, may adjourn the Annual Meeting until a quorum is present or represented.

How do I vote my shares without attending the Annual Meeting?

We ask that stockholders vote by proxy even if they plan to attend the Annual Meeting. If you are a stockholder of record, there are four ways to vote by proxy:

●	by Internet—You can vote over the Internet at www.vstocktransfer.com/proxy by following the instructions on the proxy card; or

●	by Mail—You can vote by mail by signing, dating and mailing the proxy card, which you may have received by mail; or

●	by Email—You can vote by email by signing, dating and scanning the proxy card, which you may have received by mail to vote@vstocktransfer.com; or

●	by Fax—You can vote by fax by signing, dating and faxing the proxy card, which you may have received by mail to (646) 536-3179.

Internet voting facilities for stockholders of record will be available 24 hours a day and will close at 11:59 p.m., Eastern Time, on July 27, 2021. If you attend the Annual Meeting online and wish to vote at the Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

If your shares are held in the name of a bank, broker or other holder of record, you will receive instructions on how to vote from the bank, broker or holder of record. You must follow the instructions of such bank, broker or holder of record in order for your shares to be voted.

How can I attend and vote at the Annual Meeting?

We will be hosting the Annual Meeting live via audio webcast. Any stockholder can attend the Annual Meeting live online at www.vivoslife.com/investor-relations/. A summary of the information you need to attend the Annual Meeting online is provided below:

●	Instructions on how to attend and participate via the Internet are posted at www.vivoslife.com/investor-relations/.

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●	Assistance with questions regarding how to attend and participate via the Internet will be provided at www.vivoslife.com/investor-relations/ on the day of the Annual Meeting.

●	Webcast starts at 2:00 p.m. Mountain Time.

●	You will need the meeting ID and passcode to enter the Annual Meeting.

●	Stockholders may submit questions while attending the Annual Meeting via the Internet.

●	Webcast replay of the Annual Meeting will be available until July 28, 2022.

●	If you attend the Annual Meeting online and wish to vote at the Annual Meeting, you will be able to do so even if you have previously returned your proxy card.

To attend and participate in the Annual Meeting, you will need the meeting ID and passcode included on your proxy card or on the instructions that accompanied your proxy materials. If your shares are held in “street name,” you should contact your bank or broker to obtain your meeting ID and passcode or otherwise vote through the bank or broker. If you lose the meeting ID and passcode, you may contact our transfer agent VStock Transfer, LLC at (212) 828-8436.

What if I have technical difficulties or trouble accessing the virtual meeting website during the check-in time or during the Annual Meeting?

We will have technicians ready to assist you with any technical difficulties you may have accessing the virtual meeting website. If you encounter any difficulties accessing the virtual meeting website during the check-in or meeting time, please call the technical support number listed below. This will also be posted on the Annual Meeting login page.

Technical support number for the virtual meeting: 1 (866) 848-6726.

Will I be able to ask questions at the Annual Meeting?

As part of the Annual Meeting, we will hold a live question and answer session, during which we intend to answer appropriate questions submitted during the meeting and that relate to the matters to be voted on. We intend to reserve up to fifteen minutes before the closing of the polls to address questions submitted. Only stockholders that have accessed the Annual Meeting by following the procedures outlined above in “How can I attend and vote at the Annual Meeting?” will be able to submit questions during the Annual Meeting. Additionally, our Annual Meeting will follow general rules of conduct. Under these rules, a stockholder may ask up to two questions, and we will not address questions that are, among other things:

●	irrelevant to the business of the Corporation or to the business of the Annual Meeting;

●	related to material non-public information of the Corporation;

●	related to personal grievances;

●	derogatory references to individuals or that are otherwise in bad taste;

●	repetitious statements already made by another stockholder;

●	in furtherance of the stockholder’s personal or business interests; or

●	out of order or not otherwise suitable for the conduct of the Annual Meeting as determined by the Chair or Corporate Secretary in their reasonable judgment.

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How does the Board recommend that I vote?

The Board recommends that you vote:

●	FOR the nominees to the Board set forth in this Proxy Statement;

●	FOR the amendment to the 2019 Plan to increase the number of shares of our common stock authorized to be issued pursuant to the 2019 Plan; and

●	FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2021.

●	In addition, in their discretion, the proxies if designated as such are authorized to vote upon such other business as may properly come before the Annual Meeting or any continuation, postponement or adjournment thereof.

How many votes are required to approve each proposal?

The table below summarizes the proposals that will be voted on, the vote required to approve each item and how votes are counted:

Proposal	Votes Required	Voting Options	Impact of “Withhold” or “Abstain” Votes	Broker Discretionary Voting Allowed
Proposal No. 1: Election of Directors	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR ALL” “WITHHOLD ALL” “FOR ALL EXCEPT”	None(1)	No(2)

Proposal No. 2: Amendment to the Corporation’s 2019 Plan to increase the number of shares of our common stock authorized to be issued pursuant to the 2019 Plan	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN’	None(1)	No(2)

Proposal No. 3: Ratification of appointment of independent registered public accounting firm	The affirmative vote of the holders of a majority in voting power of the votes cast affirmatively or negatively (excluding abstentions) at the Annual Meeting by the holders entitled to vote thereon.	“FOR” “AGAINST” “ABSTAIN’	None(1)	Yes(3)

(1)	A vote marked as an “abstention” or “withheld” is not considered a vote cast and will, therefore, not affect the outcome of this proposal.
(2)	As this proposal is not considered a discretionary matter, brokers lack authority to exercise their discretion to vote uninstructed shares on this proposal.
(3)	As this proposal is considered a discretionary matter, brokers are permitted to exercise their discretion to vote uninstructed shares on this proposal.

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What if I do not specify how my shares are to be voted?

If you submit a proxy but do not indicate any voting instructions, the persons named as proxies will vote in accordance with the recommendations of the Board. The Board’s recommendations are set forth above, as well as with the description of each proposal in this Proxy Statement.

Who will count the votes?

Representatives of VStock Transfer, LLC (“VStock”) will tabulate the votes, and Bradford Amman, our Chief Financial Officer, Treasurer and Secretary, will act as inspector of election.

Can I revoke or change my vote after I submit my proxy?

Yes. Whether you have voted by Internet, mail, email or fax if you are a stockholder of record, you may change your vote and revoke your proxy by:

●	sending a written statement to that effect to the attention of our Secretary at our corporate offices, provided such statement is received no later than July 28, 2021;

●	voting again by Internet at a later time before the closing of those voting facilities at 11:59 p.m., Eastern time, on July 27, 2021;

●	attending and voting at the Annual Meeting on July 28, 2021;

●	submitting a properly signed proxy card with a later date that is received no later than July 28, 2021; or

●	if you hold shares in street name, you may submit new voting instructions by contacting your bank, broker or other nominee.

Your most recent proxy card or Internet proxy is the one that is counted. Your attendance at the Annual Meeting by itself will not revoke your proxy unless you give written notice of revocation to the Corporation before your proxy is voted or you vote at the Annual Meeting.

Who will pay for the cost of this proxy solicitation?

We will pay the cost of soliciting proxies. Proxies may be solicited on our behalf by directors, officers or employees (for no additional compensation) in person or by telephone, electronic transmission and facsimile transmission. Brokers and other nominees will be requested to solicit proxies or authorizations from beneficial owners and will be reimbursed for their reasonable expenses.

Why hold a virtual meeting?

We are excited to continue using the latest technology to provide expanded access, improved communication and cost savings for our stockholders and the Corporation while providing stockholders the same rights and opportunities to participate as they would have at an in-person meeting. Furthermore, as part of our effort to maintain a safe and healthy environment for our directors, members of management and stockholders who wish to attend the Annual Meeting, in light of the COVID-19 pandemic, we believe that hosting a virtual meeting is in the best interest of the Corporation and its stockholders and enables increased stockholder attendance and participation because stockholders can participate from any location around the world.

Are there any rights of appraisal?

None of Delaware law, our certificate of incorporation (“Certificate of Incorporation”) or our amended and restated bylaws “Bylaws”), each as currently in effect, provides for appraisal or other similar rights for dissenting stockholders in connection with any of the proposals to be voted upon at this Annual Meeting. Accordingly, you will have no right to dissent and obtain payment for their shares.

Our Principal Offices

The principal executive offices of the Corporation are located at 9137 S. Ridgeline Blvd., Suite 135, Highlands Ranch, Colorado 80129. The Corporation’s telephone number at such address is (866) 908-4867.

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PROPOSAL NO. 1 — ELECTION OF DIRECTORS

Board Size and Structure

Our Bylaws provide that the number of directors shall be established from time to time by our Board of Directors pursuant to resolution adopted by a majority of the full Board of Directors. Our Board of Directors has fixed the number of directors at seven, and we currently have seven directors serving on the Board.

Our Bylaws provide that the business and affairs of the Corporation shall be manager under the direction of a Board of Directors which shall consist of not less than three (3) directors and not more than nine (9) directors. Directors must stand for re-election no later than the annual meeting of stockholders subsequent to their initial appointment or election to the Board, provided that the term of each director will continue until the election and qualification of his or her successor and is subject to his or her earlier death, resignation or removal. Generally, vacancies or newly created directorships on the Board will be filled only by vote of a majority of the directors then in office and will not be filled by the stockholders, unless the Board determines by resolution that any such vacancy or newly created directorship will be filled by the stockholders. A director appointed by the Board to fill a vacancy will hold office until the next election of the class for which such director was chosen, subject to the election and qualification of his or her successor and his or her earlier death, resignation or removal.

Current Directors and Terms

Our current directors, their respective positions and initial terms of office are set forth below.

Name	Age	Positions Held	Initial Term of Office
R. Kirk Huntsman	63	Co-founder, Chairman of the Board and Chief Executive Officer	September 2016
G. Dave Singh	63	Founder, Chief Medical Officer and Director	September 2016
Ralph E. Green	81	Director	June 2020
Anja Krammer	53	Director	June 2020
Mark F. Lindsay	58	Director	June 2020
Leonard J. Sokolow	64	Director	June 2020
Matthew Thompson	59	Director	June 2020

Nominees for Director

All current directors have been nominated by the Board to stand for election. As the directors’ current terms of service will expire at the Annual Meeting. If elected by the stockholders at the Annual Meeting, all directors will each serve for a term expiring at the annual meeting to be held in 2022 (the “2022 Annual Meeting”) and the election and qualification of her or his successor, or until her or his earlier death, resignation or removal.

Each person nominated for election has agreed to serve if elected, and management has no reason to believe that any nominee will be unable to serve. If, however, prior to the Annual Meeting, the Board of Directors should learn that any nominee will be unable to serve for any reason, the proxies that otherwise would have been voted for this nominee will be voted for a substitute nominee as selected by the Board. Alternatively, the proxies, at the Board’s discretion, may be voted for that fewer number of nominees as results from the inability of any nominee to serve. The Board has no reason to believe that any of the nominees will be unable to serve.

Information About Board Nominees

This Proxy Statement contains certain biographical information as of June 28, 2021 for each nominee for director (refer to Directors and Executive Officers section), including all positions she or he holds, her or his principal occupation and business experience, and the names of other publicly-held companies of which the director or nominee currently serves as a director or has served as a director.

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We believe that all of our directors and nominees: display personal and professional integrity; satisfactory levels of education and/or business experience; broad-based business acumen; an appropriate level of understanding of our business and its industry and other industries relevant to our business; the ability and willingness to devote adequate time to the work of our Board of Directors and its committees; skills and personality that complement those of our other directors that helps build a board that is effective, collegial and responsive to the needs of our company; strategic thinking and a willingness to share ideas; a diversity of experiences, expertise and background; and the ability to represent the interests of all of our stockholders. The information presented below regarding each nominee and continuing director also sets forth specific experience, qualifications, attributes and skills that led our Board of Directors to the conclusion that such individual should serve as a director in light of our business and structure.

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the election of R. Kirk Huntsman, G. Dave Singh, Ralph E. Green, Anya Krammer, Mark F. Lindsay, Leonard J. Sokolow and Matthew Thompson as directors to hold office until the 2022 Annual Meeting and until their respective successors have been duly elected and qualified.

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PROPOSAL NO. 2 — APPROVAL ON AMENDMENT TO THE CORPORATION’S Amended and Restated 2019 Stock Option and Stock Issuance Plan TO INCREASE THE NUMBER OF SHARES AVAILABLE FOR ISSUANCE THEREUNDER

Background

The stockholders are being asked to vote to approve, an amendment to the Corporation’s 2019 Plan to increase the number of shares of our common stock authorized to be issued pursuant to the 2019 Plan from 1,166,667 shares in the aggregate to 2,366,667 shares in the aggregate as disclosed in this Proxy Statement.

The amendment to the 2019 Plan to increase the number of shares of the Corporation’s common stock authorized to be issued pursuant to the 2019 Plan was approved by the Board on June 16, 2021 and will not be effective unless and until it is approved by our stockholders. If our stockholders do not approve the amendment of the 2019 Plan, the amendment will not take effect, but we may continue to grant rights to purchase shares under the 2019 Plan in accordance with the current terms and conditions of the 2019 Plan. The Board has determined that it is in the best interests of us and our stockholders that the amendment of the 2019 Plan be approved and is asking our stockholders for their approval of the amendment of the 2019 Plan. Accordingly, we ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the stockholders of Vivos Therapeutics, Inc. approve, the amendment to the Corporation’s Amended and Restated 2019 Stock Option and Stock Issuance Plan (the “2019 Plan”) to increase the number of shares of the Corporation’s common stock authorized to be issued pursuant to the 2019 Plan from 1,166,667 shares to 2,366,667 shares set forth in Vivos Therapeutics, Inc.’s Proxy Statement for the 2021 Annual Meeting of Stockholders.”

Certain 2019 Plan Information

New Grants under the 2019 Plan (subject to stockholder approval). The following table sets forth option awards intended to be granted to each of the following individuals and groups under the 2019 Plan, if the stockholders approve the amendment to the 2019 Plan described herein.

Name and Principal Position	Dollar value ($)	Number of Options[1]
R. Kirk Huntsman	—	—
Chief Executive Officer
G. Dave Singh	—	—
Chief Medical Officer
Brad Amman	—	—
Chief Financial Officer
Executive Group	1,400,000	186,500
Non-Executive Director Group	1,750,000	233,000
Non-Executive Officer Employee Group	5,850,000	780,500

1 Pursuant to Rule 14A-101 Item 10 the amounts in this table have been calculated based on allocations under the 2019 Plan as if it had been in effect, as amended, for fiscal 2020. If Proposal No. 2 hereunder is approved, the actual allocations will be different from those outlined above.

Board Recommendation

Our Board of Directors unanimously recommends you vote FOR the resolution to approve, the amendment to the Corporation’s 2019 Plan to increase the number of shares of the Corporation’s common stock authorized to be issued pursuant to the 2019 Plan from 1,166,667 shares in the aggregate to 2,366,667 shares in the aggregate.

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PROPOSAL NO. 3 — RATIFICATION OF APPOINTMENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Appointment of Independent Registered Public Accounting Firm

The audit committee of our Board appoints our independent registered public accounting firm. In this regard, the audit committee evaluates the qualifications, performance and independence of our independent registered public accounting firm and determines whether to re-engage our current firm. As part of its evaluation, the audit committee considers, among other factors, the quality and efficiency of the services provided by the firm, including the performance, technical expertise, industry knowledge and experience of the lead audit partner and the audit team assigned to our account; the overall strength and reputation of the firm; the firm’s capabilities relative to our business; and the firm’s knowledge of our operations. Plante & Moran, PLLC has served as our independent registered public accounting firm since 2018. Neither the accounting firm nor any of its members has any direct or indirect financial interest in or any connection with us in any capacity other than as our auditors and providing audit and permissible non-audit related services. Upon consideration of these and other factors, the audit committee has appointed Plante & Moran, PLLC to serve as our independent registered public accounting firm for the year ending December 31, 2021.

Although ratification is not required by our Bylaws or otherwise, the Board is submitting the selection of Plante & Moran, PLLC to our stockholders for ratification because we value our stockholders’ views on the Corporation’s independent registered public accounting firm and it is a good corporate governance practice. If our stockholders do not ratify the selection, it will be considered as notice to the Board and the audit committee to consider the selection of a different firm. Even if the selection is ratified, the audit committee, in its discretion, may select a different independent registered public accounting firm at any time during the year if it determines that such a change would be in the best interests of the Corporation and its stockholders.

Representatives of Plante & Moran, PLLC are expected to attend the Annual Meeting and to have an opportunity to make a statement and be available to respond to appropriate questions from stockholders.

Audit, Audit-Related and All Other Fees

The table below sets forth the aggregate fees billed to Vivos Therapeutics, Inc. for services related to the fiscal years ended December 31, 2020 and 2019, respectively, by Plante & Moran, PLLC, our independent registered public accounting firm.

	Year Ended December 31,
	2020	2019
Audit fees (1)	242,000	$135,000
Audit-related fees (2)	—	—
Tax fees (3)	—	—
All other fees(4)	25,000	—
Total fess	$267,000	$135,000

(1)	Audit fees for both years presented consist of fees billed for professional services by Plante & Moran, PLLC for the audit of our annual financial statements, quarterly reviews of our interim financial statements, and services normally provided by the independent accountant in connection with regulatory filings or engagements for those fiscal periods.
(2)	We did not pay Plante & Moran, PLLC for audit-related fees for the years ended December 31, 2020 and December 31, 2019.
(3)	We did not pay Plante & Moran, PLLC for tax services, planning or advice for the years ended December 31, 2020 and December 31, 2019.
(4)	All other fees are fees billed by Plante & Moran, PLLC for products and services not included in the foregoing categories.

Pre-Approval Policies and Procedures

The formal written charter for our audit committee requires that the audit committee pre-approve all audit services to be provided to us, whether provided by our principal auditor or other firms, and all other services (review, attest and non-audit) to be provided to us by our independent registered public accounting firm, other than de minimis non-audit services approved in accordance with applicable SEC rules.

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The audit committee has adopted a pre-approval policy that sets forth the procedures and conditions pursuant to which audit and non-audit services proposed to be performed by our independent registered public accounting firm may be pre-approved. This pre-approval policy generally provides that the audit committee will not engage an independent registered public accounting firm to render any audit, audit-related, tax or permissible non-audit service unless the service is either (i) explicitly approved by the audit committee or (ii) entered into pursuant to the pre-approval policies and procedures described in the pre-approval policy. Unless a type of service to be provided by our independent registered public accounting firm has received this latter general pre-approval under the pre-approval policy, it requires specific pre-approval by the audit committee.

On an annual basis, the audit committee reviews and generally pre-approves the services (and related fee levels or budgeted amounts) that may be provided by the Corporation’s independent registered public accounting firm without first obtaining specific pre-approval from the audit committee. The audit committee may revise the list of general pre-approved services from time to time, based on subsequent determinations. Any member of the audit committee to whom the committee delegates authority to make pre-approval decisions must report any such pre-approval decisions to the audit committee at its next scheduled meeting. If circumstances arise where it becomes necessary to engage the independent registered public accounting firm for additional services not contemplated in the original pre-approval categories or above the pre-approved amounts, the audit committee requires pre-approval for such additional services or such additional amounts.

The services provided to us by Plante & Moran, PLLC in fiscal 2019 and fiscal 2020 were provided in accordance with our pre-approval policies and procedures, as applicable.

Audit Committee Report

The audit committee operates pursuant to a charter which is reviewed annually by the audit committee. Additionally, a brief description of the primary responsibilities of the audit committee is included in this Proxy Statement under the discussion of “Committees of the Board of Directors— Audit Committee.” Under the audit committee charter, management is responsible for the preparation, presentation and integrity of the Corporation’s financial statements, the application of accounting and financial reporting principles and our internal controls and procedures designed to assure compliance with accounting standards and applicable laws and regulations. The independent registered public accounting firm is responsible for auditing our financial statements and expressing an opinion as to their conformity with accounting principles generally accepted in the United States.

In the performance of its oversight function, the audit committee reviewed and discussed with management and Plante & Moran, PLLC, as the Corporation’s independent registered public accounting firm, the Corporation’s audited financial statements for the fiscal year ended December 31, 2020. The audit committee also discussed with the Corporation’s independent registered public accounting firm the matters required to be discussed by applicable standards of the Public Company Accounting Oversight Board (the “PCAOB”) and the SEC. In addition, the audit committee received and reviewed the written disclosures and the letters from the Corporation’s independent registered public accounting firm required by applicable requirements of the PCAOB regarding such independent registered public accounting firm’s communications with the audit committee concerning independence, and discussed with the Corporation’s independent registered public accounting firm their independence from the Corporation.

Based upon the review and discussions described in the preceding paragraph, the audit committee recommended to the Board that the Corporation’s audited financial statements be included in its Annual Report on Form 10-K for the fiscal year ended December 31, 2020 filed with the SEC.

Submitted by the Audit Committee of the Board of Directors:

Leonard J. Sokolow (Chair)

Anja Krammer

Ralph E. Green, DDS, MBA

Board Recommendation

The Board of Directors unanimously recommends a vote FOR the ratification of the appointment of Plante & Moran, PLLC as our independent registered public accounting firm for 2021.

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DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth the names, positions and ages of our directors and executive officers as of June 28, 2021. Our directors are elected by our stockholders at the annual meeting of the stockholders, and have been elected via written consent of a majority of stockholders, and serve until the next annual meeting of the stockholders or, in absence of such annual meeting, until their successors are elected and qualified. Officers are elected by our Board of Directors and their terms of office are at the discretion of our Board, subject to applicable employment agreements.

Name	Age	Positions Held	Initial Term of Office
R. Kirk Huntsman	63	Co-founder, Chairman of the Board and Chief Executive Officer	September 2016
G. Dave Singh	63	Founder, Chief Medical Officer and Director	September 2016
Bradford Amman	59	Chief Financial Officer, Secretary	October 2018
Ralph E. Green	81	Director	June 2020
Anja Krammer	53	Director	June 2020
Mark F. Lindsay	58	Director	June 2020
Leonard J. Sokolow	64	Director	June 2020
Matthew Thompson	59	Director	June 2020

The biographical information concerning the directors and executive officers listed above is set forth below.

Executive Officers

R. Kirk Huntsman is a co-founder of our company and has served as our Chief Executive Officer and a director since September 2016. In June 2020, he was elected Chairman of the Board by our Board of Directors. In 1995, he founded Dental One (now Dental One Partners), which, as President and Chief Executive Officer he grew to become one of the leading DSOs (dental service organizations) in the country, with over 165 practices in 15 states. After a successful sale of Dental One to MSD Capital in 2008 and subsequent merger in 2009 with Dental Care Partners, Mr. Huntsman was appointed in 2010 as Chief Executive Officer of ReachOut Healthcare America, a Morgan Stanley Private Equity portfolio company. In 2012, he founded Xenith Practices, LLC, a DSO focused on rolling up larger independent general dental offices, which were sold in 2015. From January 2014 to September 2015, Mr. Huntsman founded and served as the Chief Executive Officer of Ortho Ventures, LLC, a US distributor of certain pediatric oral appliances with applications for pediatric sleep disordered breathing. Since November 2015, he has served as the Chief Executive Officer of First Vivos, Inc., which is now our wholly owned subsidiary. He was also a founding member of the Dental Group Practice Association (DGPA), now known as the Association of Dental Support Organizations (ADSO). He is the father of Todd Huntsman, Sr. Vice President, Product and Technology. He holds a BS degree in finance from Brigham Young University.

G. Dave Singh, DMD, Ph.D., DDSc. is the founder of our company and has served as our Chief Medical Officer and as a director since September 2016. Until June 2019, he also served as our President. Since January 2008, Dr. Singh served as the Chief Executive Officer of BioModeling Solutions, Inc., which became our wholly owned subsidiary. Dr. Singh is regarded as a leading professor in the field of SDB in all its many forms. He was awarded a grant by the British Society for Developmental Biology (University of Oxford, UK), and later was appointed to the Board of Examiners, Royal College of Surgeons of England. As an “outstanding professor” supported by Harvard University, University of Michigan, and University of Hawaii, he was invited to relocate to the US where he led a NIH-funded program of clinical craniofacial research. Currently, he is a Board Member of the American Sleep and Breathing Association and Member of the World Sleep Society. He has published over 200 articles in the peer-reviewed medical, dental and orthodontic literature, and 7 books/chapters. His pioneering research into epigenetic influencers on craniofacial growth and development led to the development of the patented DNA appliance® and mRNA appliance® technology. He holds a DDSc in orthodontics from University of Dundee, UK, a Ph.D. in Craniofacial Development from University of Bristol, UK, and a BDS/DMD in dentistry from University of Newcastle, UK. In 2020, Dr. Singh was given a lifetime achievement award as one of the world’s top 100 doctors in dentistry for his work on sleep apnea.

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Bradford Amman has served as our Chief Financial Officer since October 2018. From January 2017 to October 2018, Mr. Amman served as the Chief Financial Officer and Chief Operations Officer of InLight Medical, a manufacturer and distributor of medical devices cleared by the FDA for increased circulation and reduced pain. Prior to InLight, from 2010 to 2017, he served as CereScan Corp.’s Chief Financial Officer. CereScan specializes in state-of-the-art functional brain imaging, utilizing a patented process, the latest generation functional imaging SPECT and PET cameras and the industry’s leading brain imaging software to assist in the diagnosis of a magnitude of brain-related conditions and disorders. Mr. Amman served as Chief Financial Officer of LifeVantage Corporation from 2006 to 2010, including during its initial public offering. Mr. Amman holds a Master of Business Administration from the University of Notre Dame and a BS in Accounting from the University of Denver.

Directors

Ralph E. Green, DDS, MBA joined our Board in June 2020. He has devoted more than 35 years to senior level executive positions. Since 2003, Dr. Green has served as President and CEO of his proprietary dental practice. From 2003 to 2017 he served as Vice President of Clinical Affairs for ReachOut Healthcare America, a Morgan Stanley Private Equity company focused on Arizona’s underserved children’s population. From1997 through 2002, Dr. Green was President of Zila Pharmaceuticals Inc. where he was engaged in clinical trials, patent development and regulatory approval submissions. Dr. Green has done extensive research on bone growth and oral cancer. In the mid-1980’s, Bofors Nobel-Pharma selected Dr. Green to establish the Swedish Branemark Dental Implant in America, now known as Nobel Biocare, the global leader in dental implants with several billions in sales. In 1987, Dr. Green discovered and patented a method of activating the titanium implant surface to enhance its success rate. He started his own titanium implant company, OTC America, which was acquired after 18 months by Collagen Corporation, where he served as Senior Vice President. Following his tenure at Collagen, he started his own consulting firm, Biofusion Technology. He also served as Assistant Professor in the Tufts University School of Medicine and School of Dental Medicine in the 1970’s and 1980’s. Dr. Green has served as President-elect and director of the Dental Manufacturers of America. He was honored as a fellow in the Academy of International Dentistry in Nice, France. Dr. Green holds a DDS from the University of Iowa, an MBA from Boston University and a BA in Biology from Graceland University.

Anja Krammer joined our Board in June 2020. In early 2020, Ms. Krammer was appointed as the Chief Executive Officer of Turn Biotechnologies, a development stage company focused on reversing aging and age-related diseases. From 2013 through 2018, she co-founded, served as President, Secretary and a director of BioPharmX, a specialty pharmaceutical company where she led the initial public offering onto the New York Stock Exchange in 2015. Ms. Krammer served as Principal/Founder of MBI, Inc., a management consulting firm beginning in January 1998. While at MBI, Inc., Ms. Krammer also served as Vice President Global Marketing from April 2006 to August 2008 for Reliant Technologies, a venture-backed startup in aesthetic medicine. From April 2004 to April 2006, Ms. Krammer served as Sr. Director of Strategic Marketing for Medtronic Corporation. From December 2000 to September 2001, Ms. Krammer was Vice President, Solutions Marketing for Getronics Corporation, a global IT services company. From April 1999 to December 2000, Ms. Krammer served as Vice President, Indirect Channel Sales and Worldwide Industry Partnership Marketing in the Itronix Division of Acterna Corporation, an optical communications company. Ms. Krammer’s other prior roles include serving as Director of Worldwide Marketing and Communications for Tektronix Corporation in its Color Printing and Imaging Division from October 1997 to April 1999. From October 1995 to October 1997, Ms. Krammer was Director of Worldwide Sales and Marketing with KeyTronic Corporation, a computer equipment manufacturer. Ms. Krammer holds a BAIS degree with a focus on Marketing/Management from the University of South Carolina and an International Trade Certificate from the University of Paris—Sorbonne.

Mark F. Lindsay joined our Board in June 2020. Since 2008, he has served as a consultant and the director of the healthcare and pharmaceuticals practices group with the Livingston Group. From February 2001 through September 2008, Mr. Lindsay was with UnitedHealth Group, one of the world’s largest healthcare companies, where he held a number of senior positions including President of the AARP Pharmacy Services Division and Vice President of Public Communications and Strategy. In 2008, he served on President Obama’s transition team. From May 1996 through January 2001, Mr. Lindsay served in President Clinton’s White House as Assistant to the President for the Office of Management and Administration. His areas of responsibility included the White House Military Office, which managed Air Force One; The White House Communications Agency; the Medical Unit and Camp David; running the White House Operations; and the Executive Office of the President’s Office of Administration, which was responsible for finance, information systems, human resources, legal/appropriations and security. Mr. Lindsay’s office was responsible for the logistics of all domestic and international Presidential travel and special air missions. President Clinton selected Mr. Lindsay to be the operational lead for the White House’s 2001 transition preparation and execution. From 1994 through 1997, Mr. Lindsay served as senior legislative aid and counsel to Congressman Louis Stokes (D-OH). He worked closely with Democrats and the Congressional Black Caucus on a number of business and economic issues. He was also a member of Senator Hillary Clinton’s Minnesota Finance Committee for her 2008 Presidential campaign. Mr. Lindsay holds a graduate degree from Macalester College in St. Paul, Minnesota; a Juris Doctorate from Case Western Reserve University School of Law; a master’s degree in international Affairs from Georgetown University; and a graduate degree from the Advanced Management program at the University of Pennsylvania’s Wharton Business School. He is a member of the District of Columbia Bar.

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Leonard J. Sokolow, joined our Board in June 2020. Since 2015, Mr. Sokolow has been Chief Executive Officer and President of Newbridge Financial, Inc., a financial services holding company and Chairman of Newbridge Securities Corporation, its full service broker-dealer. From 2008 through 2012, he served as President and Vice Chairman of National Holdings Corporation, a publicly traded financial services company. From November 1999 until January 2008, Mr. Sokolow was Chief Executive Officer and President, and a member of the Board of Directors, of vFinance Inc., a publicly traded financial services company, which he cofounded. Mr. Sokolow was the Chairman of the Board of Directors and Chief Executive Officer of vFinance Inc. from January 2007 until July 2008, when it merged into National Holdings Corporation, a publicly traded financial services company. Mr. Sokolow was founder, chairman and chief executive officer of the Americas Growth Fund Inc., a closed-end 1940 Act management investment company, from 1994 to 1998. From 1988 until 1993, Mr. Sokolow was an Executive Vice President and the General Counsel of Applica Inc., a publicly traded appliance marketing and distribution company. From 1982 until 1988, Mr. Sokolow practiced corporate, securities and tax law and was one of the founding attorneys and a partner of an international boutique law firm. From 1980 until 1982, he worked as a Certified Public Accountant for Ernst & Young and KPMG Peat Marwick. Since June 2006, Mr. Sokolow has served on the Board of Directors of Consolidated Water Company Ltd. (NASDAQ: CWCO) and as Chairman of its Audit Committee; as well as a member of its Nominations and Corporate Governance Committee since 2011. Since January 2016 Mr. Sokolow has served as a member of the Board of Directors of SQL Technologies Corp., d/b/a Sky Technologies and Chairman of its Audit Committee and, since September 2016, Chairman of its Corporate Development Committee. The Audit Committee of Vivos has determined that Mr. Sokolow meets the statutory requirements to be identified as the audit committee financial expert.

Matthew Thompson, M.D. joined our Board in June 2020. Since December 2016, Dr. Thompson has served as Chief Medical Officer of Endologix LLC. Dr. Thompson is an Adjunctive Professor at Stanford School of Medicine (since 2017) and contract surgeon and Visiting Professor at Cleveland Clinic Lerner College of Medicine of Case Western Reserve University (since 2020). Prior to joining Endologix, Dr. Thompson served as Professor of Vascular Surgery at St. George’s University of London and St George’s Vascular Institute (2002-2016). Dr. Thompson’s awards include a Hunterian Professorship, the Moynihan traveling fellowship and the gold medal for the intercollegiate examination. Dr. Thompson is also the editor of the Oxford Textbook of Vascular Surgery and the Oxford Handbook of Vascular Surgery. Dr. Thompson was Chair of the National Specialized Commissioning Clinical Reference Group (2013-2016) for Vascular Services and is a founder of the British Society for Endovascular Therapy (2004). Dr. Thompson was a Council Member of the Vascular Society (2014-2017), and Chairman of the Vascular Society Annual Scientific Meeting (2014-2017). Dr Thompson was the clinical director for three London-wide service reconfigurations (cardiovascular disease, major trauma and emergency services) (2010-2013). Dr. Thompson trained at Cambridge University (1981-1984), St. Bartholomew’s Hospital (1984-1987), the University of Leicester (1994) and Adelaide (1998).

Directors and Executive Officers Qualifications

Although we have not formally established any specific minimum qualifications that must be met by each of our officers, we generally evaluate the following qualities: educational background, diversity of professional experience, including whether the person is a current or was a former chief executive officer or chief financial officer of a public company or the head of a division of a prominent international organization, knowledge of our business, integrity, professional reputation, independence, wisdom, and ability to represent the best interests of our stockholders.

The nominating and corporate governance committee of the Board of Directors prepare policies regarding director qualification requirements and the process for identifying and evaluating director candidates for adoption by the Board of Directors. The above-mentioned attributes, along with the leadership skills and other experiences of our officers and Board of Directors members described above, provide us with a diverse range of perspectives and judgment necessary to facilitate our goals of stockholder value appreciation through organic and acquisition growth.

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Director Qualifications

R. Kirk Huntsman – Our Board believes that Mr. Huntsman’s qualifications to serve on our Board include his extensive experience in the dental industry, focusing on dental support organizations by integrating cutting-edge technology and better management practices.

G. Dave Singh, DMD, Ph.D., DDSc – Our Board believes that Dr. Singh’s qualifications to serve on our Board include his extensive experience in the treatment of craniofacial conditions that are often associated with SDB and OSA and experience in developing the patented Vivos System.

Ralph E. Green, DDS, MBA – Our Board believes that Dr. Green’s qualifications to serve on our Board include his extensive experience and relationships in the dental industry, his expertise with clinical trials and executive-level experience with pharmaceutical and dental implant firms.

Anja Krammer – Our Board believes that Ms. Krammer’s qualifications to serve on our Board include her experience as a director and chief executive officer, experience with startup enterprises, her successful leadership roles in securing capital markets funding, and her experience in the pharmaceutical industry.

Mark F. Lindsay – Our Board believes that Mr. Lindsay’s qualifications to serve on our Board include his director experience and his experience in legal, governmental, regulatory and business development within the healthcare industry.

Leonard J. Sokolow – Our Board believes Mr. Sokolow’s qualifications include his experience as a director and principal executive officer, his legal, accounting, auditing and consulting background, and that he meets the statutory requirements to be identified as an “audit committee financial expert.”

Matthew Thompson, M.D. – Our Board believes that Dr. Thompson’s qualifications to serve on our Board include his executive-level experience with a publicly-traded medical technology firm and his extensive medical background.

Director Independence

Under our Corporate Governance Guidelines and the Nasdaq rules, a director is not independent unless the Board affirmatively determines that he or she does not have a direct or indirect material relationship with us or any of our subsidiaries. In addition, the director must meet the bright-line tests for independence set forth by the Nasdaq rules.

Our Board has undertaken a review of its composition, the composition of its committees and the independence of our directors and considered whether any director has a material relationship with us that could compromise his or her ability to exercise independent judgment in carrying out his or her responsibilities. Based upon information requested from and provided by each director concerning his or her background, employment and affiliations, including family relationships, our Board of Directors has affirmatively determined that Ms. Krammer, Mr. Lindsay, Dr. Thompson, Dr. Green and Mr. Sokolow are “independent directors,” and Mr. Huntsman and Dr. Singh are “non-independent directors,” as defined by the applicable rules and regulations of the Nasdaq. In making these determinations, our Board of Directors considered the relationships that each non-employee director has with us and all other facts and circumstances our Board of Directors deemed relevant in determining their independence, including the director’s beneficial ownership of our common stock and the relationships of our non-employee directors with certain of our significant stockholders.

Board Leadership Structure and Board’s Role in Risk Oversight

R. Kirk Huntsman is our Chairman of the Board as well as our Chief Executive Officer. The Chairman has authority, among other things, to preside over Board meetings and set the agenda for Board meetings. Accordingly, the Chairman has substantial ability to shape the work of our Board. We believe that the presence of five independent members of our Board ensures appropriate oversight by the Board of our business and affairs. However, no single leadership model is right for all companies and at all times. The Board recognizes that depending on the circumstances, other leadership models, such as the appointment of a lead independent director, might be appropriate. Accordingly, the Board may periodically review its leadership structure. In addition, the Board holds executive sessions in which only independent directors are present.

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Our Board is generally responsible for the oversight of corporate risk in its review and deliberations relating to our activities. Our principal source of risk falls into two categories, financial and product commercialization. Our Audit Committee oversees management of financial risks; our Board regularly reviews information regarding our cash position, liquidity and operations, as well as the risks associated with each. The Board regularly reviews plans, results and potential risks related to our product offerings, growth, and strategies. Our Compensation Committee oversees risk management as it relates to our compensation plans, policies and practices for all employees including executives and directors, particularly whether our compensation programs may create incentives for our employees to take excessive or inappropriate risks which could have a material adverse effect on our company.

Committees of the Board of Directors

Our Board of Directors established an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. The composition and function of each committee are described below. In addition, from time to time, special committees may be established under the direction of our Board when necessary to address specific issues. Each of the audit committee, the compensation committee and the nominating and corporate governance committee operates under a written charter.

Audit Committee

The Audit Committee has three members that are independent directors, including Mr. Sokolow, Ms. Krammer and Dr. Green. Mr. Sokolow serves as the chair of the Audit Committee and satisfies the definition of “audit committee financial expert”. Our Audit Committee has adopted a written charter, a copy of this charter is posted on the Corporate Governance section of our website, at www.vivoslife.com (click “Investor Relations” and “Governance”). Our Audit Committee is authorized to:

●	approve and retain the independent auditors to conduct the annual audit of our financial statements;

●	review the proposed scope and results of the audit;

●	review and pre-approve audit and non-audit fees and services;

●	review accounting and financial controls with the independent auditors and our financial and accounting staff;

●	review and approve transactions between us and our directors, officers and affiliates;

●	recognize and prevent prohibited non-audit services;

●	establish procedures for complaints received by us regarding accounting matters; and

●	oversee internal audit functions, if any.

Compensation Committee

The Compensation Committee has three members that are independent directors, including Mr. Lindsay, Dr. Thompson and Dr. Green. Mr. Lindsay serves as the chair of the Compensation Committee. Our Compensation Committee has adopted a written charter, a copy of this charter is posted on the Corporate Governance section of our website, at www.vivoslife.com (click “Investor Relations” and “Governance”). Our Compensation Committee is authorized to:

●	review and determine the compensation arrangements for management;

●	establish and review general compensation policies with the objective to attract and retain superior talent, to reward individual performance and to achieve our financial goals;

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●	review and determine our stock incentive and purchase plans;

●	oversee the evaluation of the Board of Directors and management;

●	review the independence of any compensation advisers; and
●	delegate any of its responsibilities to one or more subcommittees as it sees fit.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee has three members that are independent directors, including Dr. Thompson, Ms. Krammer and Mr. Sokolow. Dr. Thompson serves as the chair of the Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee has adopted a written charter, a copy of this charter is posted on the Corporate Governance section of our website, at www.vivoslife.com (click “Investor Relations” and “Governance”). The functions of our Nominating and Corporate Governance Committee, among other things, include:

●	identifying individuals qualified to become Board members and recommending directors;

●	nominating Board members for committee membership;

●	developing and recommending to our Board corporate governance guidelines;

●	reviewing and determining the compensation arrangements for directors; and

●	overseeing the evaluation of our Board of Directors and its committees and management.

The guidelines for selecting nominees, which are specified in the Nominating and Corporate Governance Committee charter, generally provide that our Nominating and Corporate Governance Committee evaluate qualified candidates to become members of our Board based on such candidate’s qualifications, qualities, skills and other expertise required to be a director in addition to considering the overall experience and makeup of its members to obtain a broad and diverse mix of directors on our Board.

The Nominating and Corporate Governance Committee will also consider nominees recommended for nomination by our stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders. Our stockholders that wish to nominate a director for election to the Board should follow the procedures set forth in our Bylaws.

Board and Board Committee Meetings and Attendance

During fiscal 2020, our Board of Directors met 16 times, the audit committee met 3 times, the compensation committee met 2 times and the nominating and corporate governance committee met 1 time. In fiscal 2020, each of our directors attended at least 95% of the meetings of the Board and committees on which he or she served as a member.

Executive Sessions

Executive sessions, which are meetings of the non-management members of the Board, are regularly scheduled throughout the year. In addition, at least once a year, the independent directors meet in a private session that excludes management and any non-independent directors. The Chair of the Board presides at each of these meetings and, in her absence, the non-management and independent directors in attendance, as applicable, determine which member will preside at such session.

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Director Attendance at Annual Meeting of Stockholders

We do not have a formal policy regarding the attendance of our Board members at our annual meetings of stockholders, but we expect all directors to make every effort to attend any meeting of stockholders. All of our then-serving directors attended our annual meeting of stockholders held in fiscal 2020.

Compensation Committee Interlocks and Insider Participation

None of the members of our Compensation Committee, at any time, has been one of our officers or employees, or, during the last fiscal year, was a participant in a related-party transaction that is required to be disclosed. None of our executive officers currently serves, or in the past year has served, as a member of the Board of Directors or Compensation Committee of any entity that has one or more executive officers on our Board of Directors or Compensation Committee.

Code of Business Conduct and Ethics

We have adopted a code of business conduct and ethics that applies to all of our employees, officers and directors, including those officers responsible for financial reporting. The code of business conduct and ethics is available at our website at www.vivoslife.com (click “Investor Relations” and “Governance”). We expect that any amendments to the code, or any waivers of its requirement, will be disclosed on our website.

Communications with the Board

Any stockholder or any other interested party who desires to communicate with our Board of Directors, our non-management directors or any specified individual director, may do so by directing such correspondence to the attention of the Secretary, Vivos Therapeutics, Inc., 9137 S. Ridgeline Blvd., Suite 135, Highlands Ranch, Colorado 80129. The Secretary will forward the communication to the appropriate director or directors as appropriate.

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EXECUTIVE COMPENSATION

Summary Compensation Table

The following summary compensation table provides information regarding the compensation paid during our fiscal years ended December 31, 2020 and 2019 to our Chief Executive Officer (principal executive officer), our Chief Medical Officer, and our Chief Financial Officer (principal financial officer). We refer to these individuals as our “named executive officers”, or “NEOs”.

Name and Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	Option Awards ($)		Non- Equity Incentive Plan Compensation ($)		Non- qualified Deferred Compensation Earnings ($)	All Other Compensation ($)		Total ($)
R. Kirk Huntsman,(1)	2020	$251,784	—	—	—		$177,847	(5)	—	$25,705	(6)(7)	$455,336
Chief Executive Officer (principal executive officer)	2019	$249,231	—	—	—		$56,982	(5)	—	$21,872	(6)	$328,085

G. Dave Singh (2)	2020	$250,492	—	—	—		$32,987	(5)	—	15,028	(6)	$298,507
Chief Medical Officer	2019	$249,231	—	—	—		$28,941	(5)	—	$16,235	(6)	$294,407

Bradford Amman (3)	2020	$181,167	—	—	—		$65,348	(5)	—	$22,423	(6)(7)	$268,938
Chief Financial Officer (principal accounting officer)	2019	$180,000	—	—	$98,727	(4)	—		—	18,493	(6)(7)	$297,220

(1)	Mr. Huntsman has served as Chief Executive Officer of our company since September 2016. Since November 2015, Mr. Kirk Huntsman served as Chief Executive Officer of First Vivos, Inc., a wholly owned subsidiary of our company, which we acquired in August 2016.
(2)	Dr. Singh has served as Chief Medical Officer of our company since September 2016 and served as our President from September 2016 to June 2019. Since July 2008, Dr. Singh served as Chief Executive Officer of BioModeling Solutions, Inc., a wholly owned subsidiary of our company, which we acquired in August 2016.
(3)	Mr. Amman joined our company as Chief Financial Officer in October 2018. In November 2019, Mr. Amman was granted stock options to purchase up to 16,667 shares of the common stock of Vivos Therapeutics, Inc. at an exercise price of $7.50 per share.
(4)	Stock option award value was based upon a Black-Scholes valuation calculation at the date of the stock option grant. We provide information regarding the assumptions used to calculate the value of all stock option awards made to named executive officers in Note 9 to our audited financial statements for the fiscal year ended December 31, 2020 and 2019.
(5)	Represents annual incentive compensation in accordance with terms of individual employment agreement, including estimated future compensation earned but not paid as of December 31, 2020 ($65,973 for Mr. Huntsman and $32,987 for Dr. Singh).
(6)	Includes company contributions towards health insurance premiums in 2020 and 2019 ($16,705 and $18,122 for Mr. Huntsman and $18,163 and $16,718 for Mr. Amman respectively).
(7)	Includes 2020 and 2019 company paid automobile expense reimbursement of $9,000 and $3,750 for Mr. Huntsman and $4,260 and $1,775 for Mr. Amman respectively.

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Employment Agreements

R. Kirk Huntsman

We entered into an amended employment agreement on October 8, 2020 (the Huntsman Effective Date) with R. Kirk Huntsman. The term of the employment agreement commenced on the Huntsman Effective Date and is subject to termination:

(i) for cause (as defined therein) by us or without cause by Mr. Huntsman, whereby Mr. Huntsman would be entitled to earned but unpaid compensation, bonuses and benefits through the date of termination and his option shares through the date of termination for cause will be deemed vested;

(ii) upon the death or disability of Mr. Huntsman, whereby Mr. Huntsman, upon disability, or Mr. Huntsman’s estate, upon death of Mr. Huntsman, will be entitled to receive all compensation and benefits through the date of death or disability as well as continue to receive incentive compensation (as set forth in the agreement) through the end of our fiscal year, as well as salary payable in periodic installments on regular paydays, at the rate then in effect for a period of six months (in addition to the incapacity period, as defined therein, if terminated upon disability) following termination (the “Extended Period”) and his option shares through the Extended Period will be deemed vested; or

(iii) without cause by us or for “Good Reason” (as defined therein) by Mr. Huntsman, whereby Mr. Huntsman would be entitled to receive all earned but unpaid compensation, bonuses and benefits through the date of termination as well as continue to receive incentive compensation (as set forth in the agreement) as well as salary payable in periodic installments on regular paydays, at the rate then in effect for a period of one year (if terminated without cause by us) or two years (if terminated upon Good Reason by Mr. Huntsman) following termination and all of his option shares will be deemed vested.

Pursuant to the terms of the employment agreement, in exchange for Mr. Huntsman’s services as Chief Executive Officer, we agreed to:

(i) pay Mr. Huntsman an annual base salary of $344,229 during the term of the employment agreement less taxes payable in accordance with employer’s normal policies, subject to adjustment by the Board at its sole discretion;

(ii) make Mr. Huntsman eligible for incentive cash compensation under a management by objectives incentive plan at 65% of base salary that shall be paid not less than frequently than annually when certain targets are met;

(iii) make available to Mr. Huntsman employee benefits available to regular full-time executive management employees of our company, including medical and dental insurance, pension and profit-sharing plans, 401(k) plans, incentive savings plans, group life insurance, salary continuation plans, disability coverage and other fringe benefits.;

(iv) make available to Mr. Huntsman other equity-based compensation awards under our equity incentive plans and otherwise, which equity awards may be granted pursuant to the authority and sole discretion of the Board, together with the Compensation Committee;

(v) make available to Mr. Huntsman paid cellular and high-speed internet access, at our expense, including monthly service charges and maintenance, for use on company business.

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G. Dave Singh

We entered into an amended employment agreement on October 9, 2020 (the Singh Effective Date) with G. Dave Singh. The term of the employment agreement commenced on the Singh Effective Date and is subject to termination:

(i) for cause (as defined therein) by us or without cause by Dr. Singh, whereby Dr. Singh would be entitled to earned but unpaid compensation, bonuses and benefits through the date of termination and his option shares through the date of termination for cause will be deemed vested;

(ii) upon the death or disability of Dr. Singh, whereby Dr. Singh, upon disability, or Dr. Singh’s estate, upon death of Dr. Singh, will be entitled to receive all compensation and benefits through the date of death or disability as well as continue to receive incentive compensation (as set forth in the agreement) through the end of our fiscal year, as well as salary payable in periodic installments on regular paydays, at the rate then in effect for a period of six months (in addition to the incapacity period, as defined therein, if terminated upon disability) following termination (the “Extended Period”) and his option shares through the Extended Period will be deemed vested; or

(iii) without cause by us or for “Good Reason” (as defined therein) by Dr. Singh, whereby Dr. Singh would be entitled to receive all earned but unpaid compensation, bonuses and benefits through the date of termination as well as continue to receive incentive compensation (as set forth in the agreement) as well as salary payable in periodic installments on regular paydays, at the rate then in effect for a period of one year (if terminated without cause by us) or two years (if terminated upon Good Reason by Dr. Singh) following termination and all of his option shares will be deemed vested.

Pursuant to the terms of the employment agreement, in exchange for Dr. Singh’s services as Chief Medical Officer, we agreed to:

(i) pay Dr. Singh an annual base salary of $288,269 during the term of the employment agreement less taxes payable in accordance with employer’s normal policies, subject to adjustment by the Board at its sole discretion;

(ii) make Dr. Singh eligible for incentive cash compensation under a management by objectives incentive plan at 35% of base salary that shall be paid not less than frequently than annually when certain targets are met;

(iii) make available to Dr. Singh employee benefits available to regular full-time executive management employees of our company including medical and dental insurance, pension and profit-sharing plans, 401(k) plans, incentive savings plans, group life insurance, salary continuation plans, disability coverage and other fringe benefits.; and

(iv) make available to Dr. Singh other equity-based compensation awards under our equity incentive plans and otherwise, which equity awards may be granted pursuant to the authority and sole discretion of the Board, together with the Compensation Committee.

Bradford Amman

We entered into an amended employment agreement on October 8, 2020 (the Amman Effective Date) with Bradford Amman. The term of the employment agreement commenced on the Amman Effective Date and is subject to termination:

(i) for cause (as defined therein) by us or without cause by Mr. Amman, whereby Mr. Amman would be entitled to earned but unpaid compensation, bonuses and benefits through the date of termination and his option shares through the date of termination for cause will be deemed vested;

(ii) upon the death or disability of Mr. Amman, whereby Mr. Amman, upon disability, or Mr. Amman’s estate, upon death of Mr. Amman, will be entitled to receive all compensation and benefits through the date of death or disability as well as continue to receive incentive compensation (as set forth in the agreement) through the end of our fiscal year, as well as salary payable in periodic installments on regular paydays, at the rate then in effect for a period of six months (in addition to the incapacity period, as defined therein, if terminated upon disability) following termination (the “Extended Period”) and his option shares through the Extended Period will be deemed vested; or

(iii) without cause by us or for “Good Reason” (as defined therein) by Mr. Amman, whereby Mr. Amman would be entitled to receive all earned but unpaid compensation, bonuses and benefits through the date of termination as well as continue to receive incentive compensation (as set forth in the agreement) as well as salary payable in periodic installments on regular paydays, at the rate then in effect for a period of one year (if terminated without cause by us) or two years (if terminated upon Good Reason by Mr. Amman) following termination and all of his option shares will be deemed vested.

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Pursuant to the terms of the employment agreement, in exchange for Mr. Amman’s services as Chief Financial Officer, we agreed to:

(i) pay Mr. Amman an annual base salary of $230,558 during the term of the employment agreement less taxes payable in accordance with employer’s normal policies, subject to adjustment by the Board at its sole discretion;

(ii) make Mr. Amman eligible for incentive cash compensation under a management by objectives incentive plan at 35% of base salary that shall be paid not less than frequently than annually when certain targets are met;

(iii) make available to Mr. Amman employee benefits available to regular full-time executive management employees of our company including medical and dental insurance, pension and profit-sharing plans, 401(k) plans, incentive savings plans, group life insurance, salary continuation plans, disability coverage and other fringe benefits.;

(iv) make available to Mr. Amman other equity-based compensation awards under our equity incentive plans and otherwise, which equity awards may be granted pursuant to the authority and sole discretion of the Board, together with the Compensation Committee; and

(v) make available to Mr. Amman paid cellular telephone and high-speed internet access, at our expense, including monthly service charges and maintenance, for use on company business.

Outstanding Equity Awards at Fiscal Year-End

The following table summarizes the number of shares of common stock underlying outstanding equity incentive plan awards for each named executive officer as of December 31, 2020.

Name	Grant Date		Number of Securities Underlying Unexercised Options (#) Exercisable	Number of Securities Underlying Unexercised Options (#) Unexercisable	Option Exercise Price ($)	Option Expiration Date
R. Kirk Huntsman	9/30/ 2017	(1)	333,334	—	$1.65	8/31/2021

G. Dave Singh	—		—	—	—	—

Bradford Amman	11/8/2018	(2)	50,000	33,334	7.50	11/8/2023
	11/18/2019	(2)	6,667	10,000	7.50	11/18/2024

(1)	Stock option grants vests equally over 12 quarters with the first vesting tranche on the grant date and on the last day of each successive calendar quarter through June 30, 2020.
(2)	Stock option grant vests 20% on the grant date and 20% on each successive anniversary through the following four years.

Compensation Committee Report

The Compensation Committee of the Board is currently comprised of Mr. Lindsay, Dr. Thompson and Dr. Green. Mr. Lindsay, each of whom the Board has determined to be independent. This report shall not be deemed incorporated by reference into any filing under the Securities Act of 1933, as amended (the “Securities Act”) or the Securities Exchange Act of 1934, as amended (the “Exchange Act”), except to the extent that the Company specifically incorporates the information contained in this section by reference and shall not otherwise be deemed filed under either the Securities Act or the Exchange Act.

The Compensation Committee has reviewed and discussed with management the disclosure regarding executive compensation contained in this proxy statement for the Annual Meeting. Based on the review and discussions, the Compensation Committee recommended to the Board that such disclosure be included in this proxy statement.

This Compensation Report has been furnished by the Compensation Committee of the Board.

Mark F. Lindsay (Chair)

Ralph E. Green, DDS, MBA

Matthew Thompson

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Director Compensation

Historically, our directors have not received compensation for their service except for option grants. We adopted a new director compensation program recommended by our corporate governance committee pursuant to which we would make equity-plan based awards to the directors (i) each of our non-employee directors will receive $48,000 cash compensation annually; (ii) chairs of our committees will receive $10,000 cash compensation annually; and (iii) members of our committees will receive $5,000 cash compensation annually. No additional compensation will be provided for attending committee meetings. Our corporate governance committee will continue to review and make recommendations to the Board regarding compensation of directors, including equity-based plans. We will reimburse our non-employee directors for reasonable travel expenses incurred in attending Board and committee meetings. We also intend to allow our non-employee directors to participate in our equity compensation plans.

Director Compensation Table

The following table sets forth information concerning the compensation of our directors for the fiscal year ended December 31, 2020:

	Fees Earned or Paid In Cash	Stock Awards (9)	Option Awards (10)	Total
Name	($)	($)	($)	($)
Cody Teets (1)	—	125,000	181,149	306,149
Carol Coughlin (2)	—	125,000	—	125,000
Robert Mitchell (3)	—	125,000	—	125,000
Leonard J. Sokolow (4)	36,750	—	90,928	127,678
Matthew Thompson, M.D. (5)	36,750	—	90,928	127,678
Mark F. Lindsay (6)	33,833	—	90,928	124,761
Anja Krammer (7)	33,833	—	90,928	124,761
Ralph E. Green, DDS, MBA (8)	33,833	—	90,928	124,761

(1)	Ms. Teets commenced service as a member of the Board on April 18, 2019 and was removed from our Board of Directors on April 30, 2020.
(2)	Ms. Coughlin commenced service as a member of the Board on July 29, 2019 and was removed from our Board of Directors on April 30, 2020.
(3)	Mr. Mitchell commenced service as a member of the Board on July 29, 2019 and was removed from our Board of Directors on April 30, 2020.
(4)	Mr. Sokolow commenced service as a member of the Board on June 19, 2020.
(5)	Mr. Thompson commenced service as a member of the Board on June 19, 2020.
(6)	Mr. Lindsay commenced service as a member of the Board on June 19, 2020.
(7)	Ms. Krammer commenced service as a member of the Board on June 19, 2020.
(8)	Mr. Green commenced service as a member of the Board on June 19, 2020.
(9)	As consideration for the entering the Separation Agreements, Ms. Teets, Ms. Coughlin and Mr. Mitchell each received an equity grant in the amount 16,667 shares of common stock at a price of $7.50 that are fully vested and exercisable.
(10)	Stock option award value was based upon a Black-Scholes valuation calculation at the date of the stock option grant. We provide information regarding the assumptions used to calculate the value of all stock option awards made to named executive officers in Note 9 to our audited financial statements for the fiscal year ended December 31, 2020.

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Equity Compensation Plan Information

The following table summarizes the outstanding number of awards granted under the 2017 Plan and the 2019 Plan as of December 31, 2020.

Plan category:	Number of Securities to be issued Upon Exercise of Outstanding Options, Warrants, and Rights (a)	Weighted Average Exercise Price of Outstanding Options (b)	Number of Securities Remaining Available for Future Issuance Under Equity Compensation Plans (Excluding Securities Reflected in column (a)) (c)
Equity compensation plans approved by stockholders
2017 Plan (1)	1,333,333	$5.31	—
2019 Plan (2)	469,012	$7.50	697,655
Equity compensation plans not approved by stockholders (3)	500,001	$1.60	—
Total	2,302,345	$4.84	697,655

(1)	The 2017 Plan permits grants of equity awards to employees, directors, consultants and other independent contractors. Our board of directors and stockholders have approved a total reserve of 1,333,333 shares for issuance under the 2017 Plan.
(2)	The 2019 Plan permits grants of equity awards to employees, directors, consultants and other independent contractors. Our board of directors and stockholders have approved a total reserve of 333,334 shares for issuance under the 2019 Plan. On June 18, 2020, our stockholders approved an amendment and restatement of the 2019 Plan to increase the number shares or our common stock available for issuance thereunder by 833,333 share of common stock such that, after amendment and restatement of the 2019 Plan, and prior to any grants, 1,166,667 shares of common stock were available under the 2019 Plan.
(3)	Represents options granted to officers and employees prior to the approval by our stockholders of the 2017 Plan.

2017 Stock Option and Stock Issuance Plan

The 2017 Stock Option and Stock Issuance Plan (or the 2017 Plan) is intended to promote the interests of our company by providing eligible persons in our employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in our company as an incentive for them to continue in such employ or service.

Individuals eligible to participate in the 2017 Plan are as follows:

1. employees (3 eligible employees),

2. non-employee members of the Board of Directors or the non-employee members of the Board of Directors of any parent or subsidiary (5 eligible non-employee directors), and

3. consultants and other independent contractors who provide services to us (or any parent or subsidiary).

Our Board of Directors, as plan administrator, or a committee solely of two or more directors has broad authority to administer the 2017 Plan, including the authority to determine which eligible persons are to receive any grants of options or direct issuances of stock, the time or times when such grants or issuances are to be made, the number of shares to be covered by each such grant or issuance, the time or times when each option is to become exercisable, the vesting schedule (if any) applicable to the option shares or issued shares and the maximum term for which the option is to remain outstanding or the consideration to paid by the participant for such shares, as applicable. The Board of Directors has granted the power to administer the 2017 Plan to the Board’s Compensation Committee.

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The common stock issuable under the 2017 Plan shall be shares of authorized but unissued or reacquired common stock. The maximum number of shares of common stock which may be issued over the term of the 2017 Plan shall not exceed 1,333,333 shares. The shares of common stock underlying the 2017 Plan options have been registered on our registration statement on Form S-8 (File No. 333-257050).

Awards under the 2017 Plan may be in the form of incentive or non-statutory stock options or stock directly at the discretion of the Board of Directors. Awards under the 2017 Plan generally will not be transferable other than by will or inheritance laws. The Board of Directors has the discretion to grant options which are exercisable for unvested shares of common stock. Should the recipient cease service to the Corporation while holding such unvested shares, the Corporation has the right to repurchase, at the exercise price paid per share, any or all of those unvested shares.

The exercise price per share of any options granted under the 2017 Plan is fixed by the Board of Directors or its designated committee in accordance with the following provisions: the exercise price per share shall not be less than 100% of the Fair Market Value (as defined in the 2017 Plan) per share of common stock on the option grant date. If the person to whom the option is granted is a 10% stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of common stock on the option grant date. The exercise price shall become immediately due and payable upon exercise of the option.

The purchase price per share of any common stock issued under the 2017 Plan shall be fixed by the Board of Directors or its designated committee in accordance with the following provisions: the purchase price per share shall not be less than 100% of the Fair Market Value per share of common stock on the issue date. However, the purchase price per share of common stock issued to a 10% Stockholder shall not be less than 110% of such Fair Market Value.

The number and type of shares available under the 2017 Plan and any outstanding award, as well as the exercise or purchase price of any award, as applicable are subject to customary adjustments in the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s common stock as a class without the Corporation’s receipt of consideration.

The Board of Directors has the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights shall automatically terminate on an accelerated basis, and the shares of common stock subject to those terminated rights shall immediately vest, in the event the recipient of the shares should be subsequently terminated by reason of an involuntary termination within a designated period (not to exceed 18 months) following the effective date of any merger or consolidation in which the Corporation undergoes a change of control of greater than 50% or the sale, transfer or other disposition of substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation (each such transaction a “Corporate Transaction”).

The shares subject to each option outstanding under the 2017 Plan at the time of a Corporate Transaction, along with all outstanding repurchase rights, will automatically vest in full so that each such option, immediately prior to the effective date of the Corporate Transaction, becomes exercisable for all of the shares of common stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of common stock unless such option is assumed by the successor corporation in the Corporate Transaction and any repurchase rights of the Corporation with respect to the unvested option shares are concurrently assigned to such successor corporation, such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or the acceleration of such option is subject to other limitations imposed by the Board of Directors at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options terminate and cease to be outstanding, except to the extent assumed by the successor corporation.

Our Board of Directors has complete and exclusive power and authority to amend or modify the 2017 Plan in any or all respects. However, no such amendment or modification may adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the 2017 Plan unless the recipient consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

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Amended and Restated 2019 Stock Option and Stock Issuance Plan

The Amended and Restated 2019 Stock Option and Stock Issuance Plan (or the 2019 Plan) is intended to promote the interests of our company by providing eligible persons in our employ or service with the opportunity to acquire a proprietary interest, or otherwise increase their proprietary interest, in our company as an incentive for them to continue in such employ or service.

Individuals eligible to participate in the 2019 Plan are as follows:

1. employees (3 eligible employees),

2. non-employee members of the Board of Directors or the non-employee members of the Board of Directors of any parent or subsidiary (5 eligible non-employee directors), and

3. consultants and other independent contractors who provide services to us (or any parent or subsidiary).

Our Board of Directors, as plan administrator, or a committee solely of two or more directors has broad authority to administer the 2019 Plan, including the authority to determine which eligible persons are to receive any grants of options or direct issuance issuances of stock, the time or times when such grants or issuances are to be made, the number of shares to be covered by each such grant or issuance, the time or times when each such option is to become exercisable, the vesting schedule (if any) applicable to the option shares or issued shares and the maximum term for which the option is to remain outstanding or the consideration to paid by the participant for such shares, as applicable. The Board of Directors has granted the power to administer the 2019 Plan to the Board’s Compensation Committee.

The common stock issuable under the 2019 Plan shall be shares of authorized but unissued or reacquired common stock. The maximum number of shares of common stock which may be issued over the term of the 2019 Plan shall not exceed 1,166,667 shares, although we are seeking approval at the Annual Meeting to increase the number of shares such to the 2019 Plan to an aggregate of 2,366,667 shares. The shares of common stock underlying the 2019 Plan options have been registered on our registration statement on Form S-8 (File No. 333-257050).

Awards under the 2019 Plan may be in the form of incentive or non-statutory stock options or stock directly at the discretion of the Board of Directors. Awards under the 2019 Plan generally will not be transferable other than by will or inheritance laws. The Board of Directors has the discretion to grant options which are exercisable for unvested shares of common stock. Should the recipient cease service to the Corporation while holding such unvested shares, the Corporation has the right to repurchase, at the exercise price paid per share, any or all of those unvested shares.

The exercise price per share shall of any options granted under the 2019 Plan be fixed by the Board of Directors or its designated committee in accordance with the following provisions: the exercise price per share shall not be less than 100% of the Fair Market Value (as defined in the 2019 Plan) per share of common stock on the option grant date. If the person to whom the option is granted is a 10% stockholder, then the exercise price per share shall not be less than 110% of the Fair Market Value per share of common stock on the option grant date. The exercise price shall become immediately due and payable upon exercise of the option.

The purchase price per share of any common stock issued under the 2019 Plan shall be fixed by the Board of Directors or its designated committee in accordance with the following provisions: the purchase price per share shall not be less than 100% of the Fair Market Value per share of common stock on the issue date. However, the purchase price per share of common stock issued to a 10% Stockholder shall not be less than 110% of such Fair Market Value.

The number and type of shares available under the 2019 Plan and any outstanding award, as well as the exercise or purchase prices of any award, as applicable are subject to customary adjustments in the event of any stock split, stock dividend, recapitalization, combination of shares, exchange of shares or other change affecting the Corporation’s common stock as a class without the Corporation’s receipt of consideration.

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Our Board of Directors has the discretionary authority, exercisable either at the time the unvested shares are issued or any time while the Corporation’s repurchase rights with respect to those shares remain outstanding, to provide that those rights will automatically terminate on an accelerated basis, and the shares of common stock subject to those terminated rights shall immediately vest, in the event the recipient of the shares should be subsequently terminated by reason of an involuntary termination within a designated period (not to exceed 18 months) following the effective date of any merger or consolidation in which the Corporation undergoes a change of control of greater than 50% or the sale, transfer or other disposition of substantially all of the Corporation’s assets in complete liquidation or dissolution of the Corporation (each such transaction a “Corporate Transaction”).

The shares subject to each option outstanding under the 2019 Plan at the time of a Corporate Transaction, along with all outstanding repurchase rights, will automatically vest in full so that each such option, immediately prior to the effective date of the Corporate Transaction, becomes exercisable for all of the shares of common stock at the time subject to that option and may be exercised for any or all of those shares as fully-vested shares of common stock unless such option is assumed by the successor corporation in the Corporate Transaction and any repurchase rights of the Corporation with respect to the unvested option shares are concurrently assigned to such successor corporation, such option is to be replaced with a cash incentive program of the successor corporation which preserves the spread existing on the unvested option shares at the time of the Corporate Transaction and provides for subsequent payout in accordance with the same vesting schedule applicable to those unvested option shares or the acceleration of such option is subject to other limitations imposed by the Board of Directors at the time of the option grant. Immediately following the consummation of the Corporate Transaction, all outstanding options terminate and cease to be outstanding, except to the extent assumed by the successor corporation.

The Board of Directors has complete and exclusive power and authority to amend or modify the 2019 Plan in any or all respects. However, no such amendment or modification may adversely affect the rights and obligations with respect to options or unvested stock issuances at the time outstanding under the 2019 Plan unless the recipient consents to such amendment or modification. In addition, certain amendments may require stockholder approval pursuant to applicable laws and regulations.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS

AND MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth information about the beneficial ownership of our common stock as of June 28, 2021, for:

●	each person known to us to be the beneficial owner of more than 5% of our common stock;

●	each named executive officer;

●	each of our directors; and

●	all of our named executive officers and directors as a group.

Unless otherwise noted below, the address for each beneficial owner listed on the table is in care of Vivos Therapeutics, Inc., 9137 S. Ridgeline Blvd., Suite 135, Highlands Ranch, Colorado 80129. We have determined beneficial ownership in accordance with the rules of the SEC. We believe, based on the information furnished to us, that the persons and entities named in the tables below have sole voting and investment power with respect to all shares of common stock that they beneficially own, subject to applicable community property laws. We have based our calculation of the percentage of beneficial ownership on 22,812,119 shares of our common stock outstanding as of June 28, 2021.

In computing the number of shares of common stock beneficially owned by a person and the percentage ownership of that person, we deemed outstanding shares of common stock underlying convertible securities of our company held by that person that are currently exercisable or convertible or exercisable or convertible within 60 days of June 28, 2021. We did not deem these shares outstanding, however, for the purpose of computing the percentage ownership of any other person.

	Shares of Common Stock Owned
Name of Beneficial Owner	Number	Percent
G. Dave Singh (1)	3,219,705	14%
R. Kirk Huntsman (2)	2,078,834	9%
Bradford Amman (3)	78,667	*	%
Mark F. Lindsay (4)	16,667	*	%
Anja Krammer (5)	16,667	*	%
Ralph E. Green, DDS, MBA (6)	16,667	*	%
Leonard J. Sokolow (7)	16,667	*	%
Matthew Thompson, M.D. (8)	16,667	*	%
All executive officers and directors as a group (8 persons) (9)	5,460,541	24%

* Less than 1%.

(1)	G. Dave Singh beneficially owns directly 3,219,705 shares of common stock through Himmat LP. Dr Singh and his wife are the members and managers of Himmat LP and may be deemed to have shared voting and dispositive power of all securities beneficially owned by Himmat LP reported herein.

(2)	R. Kirk Huntsman beneficially owns (i) indirectly 1,740,000 shares of common stock through Coronado V Partners, LLC, of which Mr. Huntsman is a member and manager and (ii) directly 333,334 shares of common stock issuable upon exercise of options held by him, of which all 333,334 are exercisable, 1,500 shares of common stock purchased in December 2020 in the open market and, 4,000 shares of common stock purchased in May 2021 in the open market. R. Kirk Huntsman and his wife are the members and managers of Coronado V Partners, LLC. As such, Mr. Huntsman may be deemed to have shared voting and dispositive power of all securities beneficially owned by Coronado V Partners, LLC reported herein.

(3)	Includes 76,667 shares of common stock issuable upon exercise of options held by Bradford Amman, all of which are exercisable within 60 days, 1,000 shares of common stock purchased in December 2020 in the open market and, 1,000 shares of common stock purchased in May 2021 in the open market. Excludes 123,333 shares of common stock underlying unvested options.

(4)	Includes 16,667 shares of common stock issuable upon exercise of options held by Mark F. Lindsay, all of which are exercisable within 60 days.

(5)	Includes 16,667 shares of common stock issuable upon exercise of options held by Anja Krammer, all of which are exercisable within 60 days.

(6)	Includes 16,667 shares of common stock issuable upon exercise of options held by Ralph E. Green, DDS, MBA, all of which are exercisable within 60 days.

(7)	Includes 16,667 shares of common stock issuable upon exercise of options held by Leonard J. Sokolow, all of which are exercisable within 60 days.

(8)	Includes 16,667 shares of common stock issuable upon exercise of options held by Matthew Thompson M.D., all of which are exercisable within 60 days.

(9)	Includes: (i) 516,668 shares of common stock issuable upon exercise of options held by this group, of which 473,335 are exercisable within 60 days. Excludes 43,333 shares of common stock underlying unvested options.

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Certain Relationships and Related Transactions

Other than the executive and director compensation and other arrangements, which are described elsewhere in this Proxy Statement, and the transactions described below, we are not a party to any related party transactions.

On May 4, 2017, we issued 1,000,000 shares of our Series A Preferred Stock to Dr. G. Dave Singh with a value of $5.00 per share in exchange for intellectual property of Dr. Singh with a value of $5,000,000. In 2018, we redeemed 200,000 shares of the 1,000,000 shares of Series A Preferred Stock held by Dr. G. Dave Singh for $5.00 per share (for an aggregate of $1,000,000). During 2019, Dr. Singh exercised his right to redeem 70,000 shares of the Series A Preferred Stock for $5.00 per share for a total of $350,000. During the first six months of 2020, Dr. Singh exercised his right to redeem 30,000 shares of the Series A Preferred Stock for $5.00 per share for a total of $150,000. On February 20, 2020, Dr. Singh requested the redemption of an additional 100,000 shares at $5.00 per share. On December 15, 2020, we redeemed all remaining outstanding shares of Series A Preferred Stock from Dr. Singh for $3,500,000. Our obligation to redeem Dr. Singh’s shares of Series A Preferred Stock was secured by a lien on certain intellectual property assets previously assigned by him to our company. The security agreement terminated upon our redemption of Dr. Singh’s Series A Preferred Stock.

We were a party to a management agreement with Upeva, Inc., a company for which our prior Secretary and a former member of the Board of Directors, Gregg C.E. Johnson serves as chief executive officer. In return for various legal and other consulting services, we paid Upeva a monthly fee of $10,000 until that arrangement terminated on May 1, 2020. As of December 31, 2020, we owed Upeva, Inc. approximately $10,000. This contract expired April 30, 2020 and was not renewed. Additionally, Mr. Johnson is the beneficial owner of 254,902 common shares of our company through Spire Family Holdings, L.P.

In 2018, the then Chair of our Board of Directors, Joseph Womack, agreed to guarantee the facility leases for our first two Vivos Centers. In return for providing these lease guarantees, we paid Mr. Womack $100,000. On July 1, 2018, Mr. Womack entered into a consulting agreement with us whereby he was paid $15,000 per month in return for certain executive work prescribed by R. Kirk Huntsman. This contract was terminated December 31, 2018.

On July 1, 2018, we entered into a merger agreement with TMJ & Sleep Therapy Centre of Utah, LLC (“TMJ”) operating as a center in Orem, Utah. TMJ is owned by an employee of ours. Effective October 1, 2019, we sold TMJ to an entity controlled by the spouse of an employee of ours for a total consideration of $1,225,000.

During the year ended December 31, 2020, Cody Teets, one of our former directors who held $200,000 in our convertible notes issued in 2019, exchanged her outstanding notes for 45,252 shares of our common stock.

For the year ended December 31, 2020 and 2019, options for the purchase of 429,012 and 503,333 shares, respectively, of our common stock were granted to our directors, officers, employees and consultants.

In late 2019, a voucher program was offered whereby any employee could pre-purchase a $30,000 VIP deposit with us that could be redeemed in full after February 15, 2020, subject to certain limitations, toward a VIP enrollment the employee brought forth in the future. The purpose of this program was to assist with cash flow constraints at the time. Thirteen vouchers totaling $390,000 were sold. For the year ended December 31, 2020, we redeemed each of the thirteen vouchers totaling $390,000. We include the balance in contract liabilities.

In July 2020, we entered into Separation Agreements with Robert Mitchell and Carol Coughlin. Such Separation Agreements contained customary releases, confidentiality and non-disparagement provisions. As consideration for the entering the Separation Agreements, Ms. Coughlin and Mr. Mitchell each received an equity grant in the amount 16,667 shares and the ability to retain and exercise their previously granted and vested options, and we also committed to providing continued indemnification obligations consistent with our organizational documents and to retain director’s and officer’s insurance for a period of twenty-four months in connection with Ms. Coughlin’s and Mr. Mitchell’s prior service on the board. In August 2020, we entered into a Separation Agreement with Cody Teets pursuant to which we are required to purchase from Ms. Teets and her affiliated entities 13,575 shares of Series B Preferred Stock and warrants to purchase common stock and 16,667 shares of common stock held for an aggregate purchase price of $325,000. In addition, pursuant to the Separation Agreement with Ms. Teets, since we did not close a qualified financing, as defined in the agreement of at least $3,000,000 of equity or equity-linked securities by October 28, 2020, Ms. Teets had the option of receiving a modified consideration package consisting of 16,667 shares of unrestricted, fully vested common stock, a grant of stock options to purchase 33,334 shares of common stock at a price of $7.50 that would be fully vested and exercisable and $22,000 in cash. In November 2020, Ms. Teets elected the modified consideration on her Separation Agreement. We do not believe that the Separation Agreements are material to our company on an ongoing basis.

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On November 6, 2020, we entered into a Settlement and Release Agreement with a stockholder group, which included to former directors of our company, Paul Lajoie and Joe Womack. Pursuant to the Settlement and Release Agreement, all claims of the Stockholder Group were withdrawn with prejudice, and we and the Stockholder Group provided each other with full releases of any claims. In consideration of such withdrawal and releases, the members of the Stockholder Group have received an aggregate of 300,000 shares of our common stock and warrants to purchase an aggregate of 325,000 shares of our common stock.

We have entered into indemnification agreements with each of our directors and entered into such agreements with certain of our executive officers. These agreements require us, among other things, to indemnify these individuals for certain expenses (including attorneys’ fees), judgments, fines and settlement amounts reasonably incurred by such person in any action or proceeding, including any action by or in our right, on account of any services undertaken by such person on behalf of us or that person’s status as a member of the Board of Directors to the maximum extent allowed under Delaware law.

Policies and Procedures for Related Party Transactions

Pursuant to the written charter of our Audit Committee, the Audit Committee will be responsible for reviewing and approving, prior to our entry into any such transaction, all related party transactions and potential conflict of interest situations involving:

●	any of our directors, director nominees or executive officers;

●	any beneficial owner of more than 5% of our outstanding stock; or

●	any immediate family member of any of the foregoing.

Our Audit Committee will review any financial transaction, arrangement or relationship that:

●	involves or will involve, directly or indirectly, any related party identified above;

●	would cast doubt on the independence of a director;

●	would present the appearance of a conflict of interest between us and the related party; or

●	is otherwise prohibited by law, rule or regulation.

The Audit Committee will review each such transaction, arrangement or relationship to determine whether a related party has, has had or expects to have a direct or indirect material interest. Following its review, the Audit Committee will take such action as it deems necessary and appropriate under the circumstances, including approving, disapproving, ratifying, canceling or recommending to management how to proceed if it determines a related party has a direct or indirect material interest in a transaction, arrangement or relationship with us. Any member of the Audit Committee who is a related party with respect to a transaction under review will not be permitted to participate in the discussions or evaluations of the transaction; however, the Audit Committee member will provide all material information concerning the transaction to the Audit Committee. The Audit Committee will report its action with respect to any related party transaction to the Board of Directors.

Employee, Officer and Director Hedging

We maintain a policy on insider trading that applies to all shares of our capital stock held by any director, officer or employee. The policy requires that all directors, officers and employees receive our pre-clearance before engaging in any transactions involving our shares of capital stock and prohibits all directors, officers or employees from taking part in any hedging transactions.

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Piggyback Registration Rights

As of the date of this report, the holders of 22,812,119 shares of our common stock, including shares issuable upon the conversion of our Series B Preferred Stock and common stock warrants associated with the Series B Preferred Stock, are entitled to (or we have otherwise granted to certain parties, subject to such parties signing a lock-up agreement in connection with our initial public offering) piggyback registration rights. Such shares were registered for resale as part of the registration statement for our initial and follow-on public offering.

Anti-Takeover Effects of Certain Provisions of Our Bylaws

Provisions of our Bylaws could make it more difficult to acquire us by means of a merger, tender offer, proxy contest, open market purchases, removal of incumbent directors and otherwise. These provisions, which are summarized below, are expected to discourage types of coercive takeover practices and inadequate takeover bids and to encourage persons seeking to acquire control of us to first negotiate with us. We believe that the benefits of increased protection of our potential ability to negotiate with the proponent of an unfriendly or unsolicited proposal to acquire or restructure us outweigh the disadvantages of discouraging takeover or acquisition proposals because negotiation of these proposals could result in an improvement of their terms.

Vacancies. Newly created directorships resulting from any increase in the number of directors and any vacancies on the Board of Directors resulting from death, resignation, disqualification, removal or other cause shall be filled by a majority of the remaining directors on the Board.

Bylaws. Our Certificate of Incorporation and Bylaws authorizes the Board of Directors to adopt, repeal, rescind, alter or amend our Bylaws without stockholder approval.

Removal. Except as otherwise provided, a director may be removed from office only by the affirmative vote of the holders of not less than a majority of the voting power of the issued and outstanding stock entitled to vote.

Calling of Special Meetings of Stockholders. Our Bylaws provide that special meetings of stockholders for any purpose or purposes may be called at any time only by the Board of Directors or by our Secretary following receipt of one or more written demands from stockholders of record who own, in the aggregate, at least 15% the voting power of our outstanding stock then entitled to vote on the matter or matters to be brought before the proposed special meeting.

Effects of authorized but unissued common stock and blank check preferred stock. One of the effects of the existence of authorized but unissued common stock and undesignated preferred stock may be to enable our Board of Directors to make more difficult or to discourage an attempt to obtain control of our company by means of a merger, tender offer, proxy contest or otherwise, and thereby to protect the continuity of management. If, in the due exercise of its fiduciary obligations, the Board of Directors were to determine that a takeover proposal was not in our best interest, such shares could be issued by the Board of Directors without stockholder approval in one or more transactions that might prevent or render more difficult or costly the completion of the takeover transaction by diluting the voting or other rights of the proposed acquirer or insurgent stockholder group, by putting a substantial voting block in institutional or other hands that might undertake to support the position of the incumbent Board of Directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise.

In addition, our certificate of incorporation grants our Board of Directors broad power to establish the rights and preferences of authorized and unissued shares of preferred stock. The issuance of shares of preferred stock could decrease the amount of earnings and assets available for distribution to holders of shares of common stock. The issuance also may adversely affect the rights and powers, including voting rights, of those holders and may have the effect of delaying, deterring or preventing a change in control of our company.

Cumulative Voting. Our certificate of incorporation does not provide for cumulative voting rights for the holders of shares of common stock in the election of directors, which would allow holders of less than a majority of the stock to elect some directors.

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Choice of Forum

Our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware (or, if the Court of Chancery does not have jurisdiction, the federal district court for the District of Delaware) will be the exclusive forum for: (i) any derivative action or proceeding brought on behalf of us; (ii) any action asserting a claim for breach of a fiduciary duty owed by any director, officer, employee, or agent of ours or our stockholders; (iii) any action asserting a claim arising pursuant to any provision of the Delaware General Corporation Law, the Certificate of Incorporation, or the Bylaws; and (iv) any action asserting a claim governed by the internal affairs doctrine. In addition, our Bylaws provide that, unless we consent in writing to the selection of an alternative forum, the federal district courts of the United States of America shall be the exclusive forum for the resolution of any complaint asserting a cause of action arising under the Securities Act. Our Bylaws further provide that any person or entity purchasing or otherwise acquiring any interest in our shares of capital stock shall be deemed to have notice of and consented to these forum selection clauses.

Section 27 of the Exchange Act creates exclusive federal jurisdiction over all suits brought to enforce any duty or liability created by the Exchange Act or the rules and regulations thereunder. As a result, our Bylaws provide that the exclusive forum provision will not apply to suits brought to enforce any duty or liability created by the Exchange Act or any other claim for which the federal courts have exclusive jurisdiction.

We note, however, that there is uncertainty as to whether a court would enforce this provision and that investors cannot waive compliance with the federal securities laws and the rules and regulations thereunder. Section 22 of the Securities Act creates concurrent jurisdiction for state and federal courts over all suits brought to enforce any duty or liability created by the Securities Act or the rules and regulations thereunder.

Indemnification of Directors and Officers

We are incorporated in the State of Delaware. Our Certificate of Incorporation and Bylaws provide that, to the fullest extent permitted by the laws of the State of Delaware, any officer or director of our company, who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he/she is or was or has agreed to serve at our request as a director, officer, employee or agent of our company, or while serving as a director or officer of our company, is or was serving or has agreed to serve at the request of our company as a director, officer, employee or agent (which includes service as a trustee, partner or manager or similar capacity) of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity. For the avoidance of doubt, the foregoing indemnification obligation includes, without limitation, claims for monetary damages against Indemnitee to the fullest extent permitted under Section 145 of the Delaware General Corporation Law as in existence on the date hereof.

The indemnification provided shall be from and against expenses (including attorneys’ fees) actually and reasonably incurred by a director or officer in defending such action, suit or proceeding in advance of its final disposition, upon receipt of an undertaking by or on behalf of such person to repay all amounts advanced if it shall ultimately be determined by final judicial decision from which there is no further right to appeal that such person is not entitled to be indemnified for such expenses under our Certificate of Incorporation and Bylaws or otherwise.

To the extent that indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. If a claim for indemnification against such liabilities (other than the payment by us of expenses incurred or paid by a director, officer or controlling person of our company in the successful defense of any action, suit or proceeding) is asserted by any of our directors, officers or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by us is against public policy as expressed in the Securities Act and will be governed by the final adjudication of that issue.

Transfer Agent

The transfer agent and registrar, for our common stock is VStock Transfer, LLC. The transfer agent and registrar’s address is 18 Lafayette Place, Woodmere, New York 11598. The transfer agent’s telephone (212) 828-8436.

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STOCKHOLDER PROPOSALS AND DIRECTOR NOMINATIONS

Stockholders who intend to have a proposal considered for inclusion in our proxy materials for presentation at our annual meeting of stockholders to be held in 2022 (the “2022 Annual Meeting”) pursuant to Rule 14a-8 under the Exchange Act must submit the proposal to our Secretary at our offices at 9137 S. Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129, in writing not later than February 14, 2022.

Stockholders intending to present a proposal at our 2022 Annual Meeting, but not to include the proposal in our proxy statement, or to nominate a person for election as a director, must comply with the requirements set forth in our Bylaws. Our Bylaws require, among other things, that in the event that the date of the 2022 Annual Meeting is more than 30 days before or more than 60 days after July 28, 2022, our Secretary receive written notice from the stockholder of record of their intent to present such proposal or nomination not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the anniversary of the preceding year’s annual meeting of stockholders. Therefore, we must receive notice of such a proposal or nomination for the 2022 Annual Meeting no earlier than the close of business on March 30, 2022 and no later than the close of business on April 29, 2022. The notice must contain the information required by our Bylaws., In the event that the date of the 2022 Annual Meeting is at any other time then our Secretary must receive such written notice not earlier than the close of business on the 120th day prior to the 2022 Annual Meeting and not later than the close of business on the later of the 90th day prior to the 2022 Annual Meeting and the close of business on the 10th day following the day on which public disclosure of the date of such meeting is first made by us. SEC rules permit management to vote proxies in its discretion in certain cases if the stockholder does not comply with this deadline and, in certain other cases notwithstanding the stockholder’s compliance with this deadline.

We reserve the right to reject, rule out of order or take other appropriate action with respect to any proposal that does not comply with these or other applicable requirements.

HOUSEHOLDING

SEC rules permit companies and intermediaries such as brokers to satisfy delivery requirements for proxy statements and notices with respect to two or more stockholders sharing the same address by delivering a single proxy statement or a single notice addressed to those stockholders. This process, which is commonly referred to as “householding,” provides cost savings for companies and helps the environment by conserving natural resources. Some brokers household proxy materials, delivering a single proxy statement or notice to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that they will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement or notice, or if your household is receiving multiple copies of these documents and you wish to request that future deliveries be limited to a single copy, please notify your broker. You can also request prompt delivery of a copy of this Proxy Statement and the Annual Report by contacting the VStock Transfer, LLC, in writing at 18 Lafayette Place, Woodmere, New York 11598 or via telephone at (212) 828-8436.

2020 ANNUAL REPORT

Our 2020 Annual Report, including our Annual Report on Form 10-K for the fiscal year ended December 31, 2020, is being mailed with this Proxy Statement to those stockholders that receive this Proxy Statement in the mail. You can also access our 2020 Annual Report, including our Annual Report on Form 10-K for 2020, at www.vivoslife.com/investor-relations/.

Our Annual Report on Form 10-K for the fiscal year ended December 31, 2020 has also been filed with the SEC. It is available free of charge at the SEC’s website at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report on Form 10-K, including the financial statements and financial statement schedules, but excluding exhibits. All requests should be directed to the Secretary, Vivos Therapeutics, Inc., 9137 S. Ridgeline Boulevard, Suite 135, Highlands Ranch, Colorado 80129.

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* SPECIMEN *
1 MAIN STREET
ANYWHERE PA 99999-9999

VOTE ON INTERNET

Go to www.vstocktransfer.com/proxy

Click on Proxy Voter Login and log-on using the below control number.

CONTROL #

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the envelope we have provided.

VOTE BY EMAIL

Mark, sign and date your proxy card and email it to vote@vstocktransfer.com.

VOTE BY FAX

Mark, sign and date your proxy card and fax it to 1-646-536-3179.

VOTE/ATTEND VIRTUALLY

If you would like to vote or attend virtually, please visit the link and enter the information located on the back of this card.

Please Vote, Sign, Date and Return Promptly. All votes must be received by 11:59 p.m., Eastern Time, July 27, 2021.

Annual Meeting Proxy Card - Vivos Therapeutics, Inc.

▼ DETACH PROXY CARD HERE TO VOTE BY MAIL ▼

THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" FOR ALL FOLLOWING PROPOSALS:

(1) Election of Directors:

☐ FOR ALL NOMINEES LISTED BELOW (except as marked to the contrary below)

☐ WITHHOLD AUTHORITY TO VOTE FOR ALL NOMINEES LISTED BELOW

INSTRUCTIONS TO WITHHOLD AUTHORITY TO VOTE FOR ONE OR MORE INDIVIDUAL NOMINEES STRIKE A LINE THROUGH THE NOMINEES' NAMES BELOW:

01 R. Kirk Hunstman   02 Dr. G. Dave Singh   03 Dr. Ralph Green   04 Anja Krammer

05 Mark Lindsay   06 Leonard Sokolow   07 Dr. Matthew Thompson

☐ VOTE FOR   ☐ VOTE AGAINST   ☐ ABSTAIN

☐ VOTE FOR   ☐ VOTE AGAINST   ☐ ABSTAIN

Date ______________________

Signature ______________________

Signature, if held jointly ______________________

* SPECIMEN *   AC:ACCT9999   90.00

Vivos Therapeutics, Inc.

ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON

JULY 28, 2021

If you would like to vote or attend the meeting virtually, please visit the link below and enter the credentials.

Link: www.vivoslife.com/investor-relations/.

Meeting ID: 822 0234 1485

Passcode: 452825

VIVOS THERAPEUTICS, INC.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

The undersigned, revoking all prior proxies, hereby appoints R. Kirk Huntsman and Bradford Amman, with the power of substitution, to represent and vote the shares of the undersigned, with all the powers which the undersigned would possess if personally present, at the Annual Meeting of Stockholders of Vivos Therapeutics, Inc., to be held virtually on July 28, 2021, at 2:00 p.m. (MST) or at any postponement or adjournment thereof.

In their discretion, the proxy is authorized to vote upon any other matter that may properly come before the meeting or any adjournments thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFICATIONS MADE, BUT IF NO CHOICES ARE INDICATED, THIS PROXY WILL BE VOTED FOR THE ELECTION OF ALL DIRECTOR NOMINEES AND FOR THE PROPOSALS LISTED ON THE REVERSE SIDE.

To change the address on your account, please check the box to the right and indicate your new address in the space above. ☐

(Continued and to be signed on Reverse Side)

AMENDMENT NO. 1

TO

VIVOS THERAPEUTICS, INC.

Amended and Restated 2019 Stock Option and Stock Issuance Plan

Pursuant to Section III of the Amended and Restated 2019 Stock Option and Stock Issuance Plan (the “2019 Plan”) of Vivos Therapeutics, Inc. (the “Corporation”), the Board of Directors of the Corporation has duly adopted a resolution, conditioned upon approval by the stockholders of the Corporation, approving this Amendment to the 2019 Plan to increase the total number of shares of common stock, par value $.0001 per share, of the Company (the “Common Stock”) reserved and available for issuance under the 2019 Plan as follows:

1. Section V.A of the 2019 Plan is hereby amended to read in its entirety as follows:

“The stock issuable under the Plan shall be shares of authorized but unissued or reacquired Common Stock. The maximum number of shares of Common Stock which may be issued over the term of the 2019 Plan shall not exceed 2,366,667 shares.”

2. All other terms and provisions of the 2019 Plan shall remain unchanged and in full force and effect as written.

3. A majority in voting interest of the stockholders present online or by proxy and entitled to vote via proxy as of the date of the meeting of stockholders at which this Amendment No. 1 was considered, has duly approved this Amendment No. 1 to the 2019 Plan.

IN WITNESS WHEREOF, this Amendment No. 1 to the 2019 Plan is made effective this 28th day of July, 2021.

VIVOS THERAPEUTICS, INC.

By:
Name:
Title: